                                                                     Exhibit 2.3

                                                                  CONFORMED COPY

                  RECAPITALIZATION AND EXCHANGE OFFER AGREEMENT


                           AND PLAN OF REORGANIZATION


                                  BY AND AMONG


                          INTERNET CAPITAL GROUP, INC.

                             RAIN ACQUISITION CORP.,

                             RIGHTWORKS CORPORATION,

                AND WITH RESPECT TO ARTICLE VII, VIII AND IX ONLY

                                  SUHAS PATIL,

                         AS SHAREHOLDER REPRESENTATIVE,

                                       AND

                         CHASE MANHATTAN TRUST COMPANY,
                              NATIONAL ASSOCIATION,

                                 AS ESCROW AGENT

                            Dated as of March 7, 2000

                               TABLE OF CONTENTS
                                                                        Page
                                                                        ----


ARTICLE 0 THE RECAPITALIZATION AND RECLASSIFICATION .....................  1
     0.1     The Reclassification .......................................  1
             --------------------
     0.2     The Recapitalization .......................................  2
             --------------------
     0.3     Options ....................................................  2
             -------
     0.4     Warrants ...................................................  2
             --------
     0.5     Bylaws .....................................................  3
             ------

ARTICLE 1 THE OFFER .....................................................  3

     1.1     The Offer ..................................................  3
             ---------
     1.2     Company Actions ............................................  6
             ---------------
     1.3     Shareholder Lists ..........................................  7
             -----------------
     1.4     Closing Date ...............................................  7
             ------------
     1.5     Lost, Stolen or Destroyed Certificates .....................  7
             --------------------------------------
     1.6     Tax Consequences ...........................................  7
             ----------------
     1.7     Lock-up ....................................................  7
             -------
     1.8     Performance Warrants .......................................  8
             --------------------
     1.9     Definitions ................................................  8
             -----------
     1.10    Taking of Necessary Action; Further Action ................. 10
             ------------------------------------------

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY ................. 10

     2.1     Organization of the Company ................................ 11
             ---------------------------
     2.2     Company Capital Structure .................................. 11
             -------------------------
     2.3     Authority .................................................. 12
             ---------
     2.4     No Conflict ................................................ 12
             -----------
     2.5     Consents ................................................... 13
             --------
     2.6     Company Financial Statements ............................... 13
             ----------------------------
     2.7     No Undisclosed Liabilities ................................. 13
             --------------------------
     2.8     No Changes ................................................. 13
             ----------
     2.9     Tax Matters ................................................ 15
             -----------
     2.10    Restrictions on Business Activities ........................ 17
             -----------------------------------
     2.11    Title of Properties; Absence of Liens and Encumbrances ..... 17
             ------------------------------------------------------
     2.12    Intellectual Property ...................................... 18
             ---------------------
     2.13    Agreements, Contracts and Commitments ...................... 23
             -------------------------------------
     2.14    Interested Party Transactions .............................. 24
             -----------------------------
     2.15    Governmental Authorization ................................. 24
             --------------------------
     2.16    Litigation ................................................. 25
             ----------
     2.17    Minute Books ............................................... 25
             ------------
     2.18    Environmental Matters ...................................... 25
             ---------------------
     2.19    Brokers' and Finders' Fees; Third Party Expenses ........... 25
             ------------------------------------------------

                               TABLE OF CONTENTS
                                  (continued)
                                                                         Page
                                                                         ----

     2.20    Employee Benefit Plan and Compensation ..................... 25
             --------------------------------------
     2.21    Insurance .................................................. 28
             ---------
     2.22    Compliance with Laws ....................................... 29
             --------------------
     2.23    Representations Complete ................................... 29
             ------------------------

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB .............. 29

     3.1     Organization, Standing and Power ........................... 29
             --------------------------------
     3.2     Authority .................................................. 29
             ---------
     3.3     Consents ................................................... 30
             --------
     3.4     Parent Common Stock ........................................ 30
             -------------------
     3.5     SEC Reports; Financial Statements .......................... 30
             ---------------------------------

ARTICLE 4 CONDUCT PRIOR TO THE EFFECTIVE TIME ........................... 31

     4.1     Conduct of Business of the Company ......................... 31
             ----------------------------------
     4.2     No Solicitation ............................................ 33
             ---------------

ARTICLE 5 ADDITIONAL AGREEMENTS ......................................... 34

     5.1     Information Statement; Other Filings ....................... 34
             ------------------------------------
     5.2     Access to Information ...................................... 36
             ---------------------
     5.3     Confidentiality ............................................ 37
             ---------------
     5.4     Expenses ................................................... 37
             --------
     5.5     Public Disclosure .......................................... 37
             -----------------
     5.6     FIRPTA Compliance .......................................... 37
             -----------------
     5.7     Reasonable Efforts ......................................... 37
             ------------------
     5.8     Notification of Certain Matters ............................ 38
             -------------------------------
     5.9     Additional Documents and Further Assurances ................ 38
             -------------------------------------------
     5.10    Nasdaq Listing ............................................. 38
             --------------
     5.11    Indemnification and Insurance .............................. 38
             -----------------------------
     5.12    Additional Shareholder Agreements .......................... 39
             ---------------------------------

ARTICLE 6 CONDITIONS TO THE REORGANIZATION .............................. 39

     6.1     Conditions to Obligations of Each Party to Effect the Offer  39
             -----------------------------------------------------------
     6.2     Conditions to the Obligations of Parent and Sub ............ 40
             -----------------------------------------------
     6.3     Conditions to Obligations of the Company ................... 41
             ----------------------------------------

ARTICLE 7 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW ............ 42

     7.1     Survival of Representations, Warranties and Covenants ...... 42
             -----------------------------------------------------
     7.2     Indemnification ............................................ 42
             ---------------

                               TABLE OF CONTENTS
                                  (continued)
                                                                         Page
                                                                         ----

     7.3     Escrow Arrangements ........................................ 43
             -------------------
     7.4     Shareholder Representative ................................. 48
             --------------------------
     7.5     Maximum Payments; Remedy ................................... 50
             ------------------------

ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER ............................. 50

     8.1     Termination ................................................ 50
             -----------
     8.2     Effect of Termination ...................................... 51
             ---------------------
     8.3     Amendment .................................................. 51
             ---------
     8.4     Extension; Waiver .......................................... 51
             -----------------

ARTICLE 9 GENERAL PROVISIONS ............................................ 52

     9.1     Notices .................................................... 52
             -------
     9.2     Interpretation ............................................. 53
             --------------
     9.3     Counterparts ............................................... 53
             ------------
     9.4     Entire Agreement; Assignment ............................... 54
             ----------------------------
     9.5     Severability ............................................... 54
             ------------
     9.6     Other Remedies ............................................. 54
             --------------
     9.7     Governing Law .............................................. 54
             -------------
     9.8     Rules of Construction ...................................... 54
             ---------------------
     9.9     Alternative Structure ...................................... 54
             ---------------------

                                INDEX OF EXHIBITS

     Exhibit        Description
     -------        -----------

    Exhibit A     Form of Shareholder Agreement

    Exhibit B     Form of Amended and Restated Company Articles of Incorporation

    Exhibit C     Form of Legal Opinion of Counsel to the Company

    Exhibit D     Form of Legal Opinion of Counsel to Parent

     THIS RECAPITALIZATION AND EXCHANGE OFFER AGREEMENT AND AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of March 7, 2000
                        ---------
by and among Internet Capital Group, Inc., a Delaware corporation ("Parent"),
                                                                    ------
Rain Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), RightWorks Corporation, a California corporation (the
         ---
"Company"), and, with respect to Article VII, Article VIII and Article IX
 -------                         ----------- -------------     ----------
hereof, Suhas Patil (the "Shareholder Representative") and Chase Manhattan Trust
                          --------------------------
Company, National Association, as Escrow Agent (the "Escrow Agent").
                                                     ------------

                                    RECITALS

     A. The Board of Directors of the Company believes that it is in the best interests of the Company to consummate the Recapitalization (as hereinafter defined).

     B. The Board of Directors of Sub deems it advisable and in the best interests of Sub and its shareholder, and the Board of Directors of the Company deems it advisable and in the best interests of the Company and its shareholders, for Sub to make the Offer (as defined herein).

     C. A portion of the consideration otherwise payable by Parent in connection with the Offer in respect of Series B Preferred Stock of the Company shall be placed in escrow by Parent as security for the indemnification obligations set forth in this Agreement.

     D. Concurrent with the execution and delivery of this Agreement, as a material inducement to Parent and Sub to enter into this Agreement, certain shareholders of the Company are entering into shareholder agreements (the "Shareholder Agreements"), with Parent.
-----------------------

     E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

                                    ARTICLE 0
                            THE RECAPITALIZATION AND
                                RECLASSIFICATION

     0.1 The Reclassification. Prior to the Closing Date (as defined in Section
         --------------------
1.2 hereof) and subject to and upon the terms and conditions of this Agreement and the applicable processes of the

California Corporation Code ("California Law"), the Company shall amend its
                              --------------
amended and restated articles of incorporation (as so amended, the "Articles"),
                                                                    --------
in substantially the form attached hereto as Exhibit B, to provide for, among
                                             ---------
other things, two series of preferred stock, par value $.001 per share, and two classes of common stock, par value $0.001 per share. Such classes shall be designated "Series A Preferred Stock," "Series B Preferred Stock," "Class A
            ------------------------    ------------------------    -------
Common Stock" and "Class B Common Stock."  The rights, privileges, restrictions
------------       --------------------
and preferences of the Series A Preferred Stock and the Series B Preferred Stock shall be as set forth in the Amended and Restated Articles of Incorporation attached hereto as Exhibit B. The relative rights, privileges, restrictions and
                   ---------
preferences of the Class A Common Stock and the Class B Common Stock shall be identical except that (i) each share of Class B Common Stock shall have a number of votes per share such that the voting power of the shares of Series B Preferred Stock to be exchanged pursuant to the Offer will represent more than 80% of the total voting power of all capital stock of the Company then outstanding, and (ii) each share of Class B Common Stock shall be convertible into one share of Class A Common Stock in certain circumstances, as specified in the Articles. Prior to the Closing Date, the Company's existing shares of outstanding common stock shall be reclassified and redesignated as shares of Class A Common Stock.

     0.2 The Recapitalization. Prior to the Closing Date and subject to and
         --------------------
upon the terms and conditions of the Agreement and the applicable processes of California Law, each outstanding share of Preferred shall be recapitalized and converted into one share of Series B Preferred Stock (in the case of Series H, H-1 and I) or into one-fifth of a share of Series B Preferred Stock (in the case of Series A through G). Prior to the Closing Date, each of the Company's existing shares of outstanding common stock shall be reclassified and redesignated as one share of Class A Common Stock.

     0.3 Options. Each of the then outstanding Company Options will by virtue of
         -------
the Recapitalization, and without any further action on the part of any holder thereof, be converted into an option to purchase the number of shares of the class or series of Company capital stock that the holder of such Company Option would have received in the Recapitalization in respect of the shares issuable upon exercise of the Company Option had such holder exercised such Company Option immediately prior to consummation of the Recapitalization. The aggregate exercise price of the Company Option after consummation of the Recapitalization will be the same as the aggregate exercise price that was applicable to such Company Option prior to the Recapitalization. If the foregoing calculation results in a post-Recapitalization Company Option being exercisable for a fraction of a share of Company capital stock, then the number of shares of Company capital stock subject to such option will be rounded down to the nearest whole number of shares. The term, exercisability, vesting schedule, vesting commencement date, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms and conditions of the Company Options will otherwise be unchanged.

     0.4 Warrants. Each of the then outstanding Company Warrants will by virtue
         --------
of the Recapitalization, and without any further action on the part of any holder thereof, be converted into a warrant to purchase the number of shares of the class or series of Company capital stock that the holder of such Company Warrant would have received in the Recapitalization in respect of the shares issuable upon exercise of the Company Warrant had such holder exercised such Company Warrant immediately prior to consummation of the Recapitalization. The aggregate exercise price of the Company Warrant after consummation of the Recapitalization will be the same as the aggregate exercise price that was applicable to such Company Warrant prior to the Recapitalization.

     0.5 Bylaws. The Company By-laws shall be amended prior to the Closing Date
         ------
to provide that (i) any equity financing transaction (other than a public offering) involving the issuance of capital stock representing more than ten percent of the Company's outstanding shares of capital stock or (ii) any business combination transaction involving the Company and any affiliate of Parent not controlled by the Company shall require, in addition to any other required approval, the approval of at least one member of the Company's Board of Directors who is not affiliated with Parent in any manner other than such director's relationships with the Company.


                                    ARTICLE 1
                                    THE OFFER

     1.1 The Offer. (a) Upon the terms and subject to the conditions contained
         ---------
in this Agreement, as soon as practicable after the date the Registration Statement referred to in paragraph (d) below is declared effective by the Securities and Exchange Commission (the "SEC"), or, as soon as practicable after
                                         ---
Section 5.1(d) has become applicable, Sub shall, and Parent shall cause Sub to, commence an offer (as amended or supplemented in accordance with this Agreement, the "Offer") to exchange any and all shares of Common Stock, par value $.001 per
     -----
share (the "Parent Common Stock"), of Parent for a number of shares of Series B
            -------------------
Preferred Stock of the Company; provided, however, that Sub shall be under no
                                --------  -------
obligation (and Parent shall be under no obligation to cause Sub to) commence the Offer in any jurisdiction where the making of such Offer would violate applicable law. The initial expiration date of the Offer shall be the 20th business day following the commencement of the Offer. The obligation of Sub to consummate the Offer, to accept for exchange and to exchange any shares of Series B Preferred Stock tendered pursuant to the Offer shall be subject to the Minimum Condition (as defined below) and the other conditions set forth in this Agreement.

          As used herein, the "Minimum Condition" means the condition that not
                               -----------------
less than a number of shares of Series B Preferred Stock shall have been validly tendered and not withdrawn prior to the expiration of the Offer that (i) constitutes not less than 80% of the total voting power of the Company and (ii) when added to any number of shares of capital stock of the Company that may then be owned by Sub constitutes not less than 50% of the shares of Common Stock that are issued and outstanding on the date of expiration of the Offer, calculated on a fully-diluted basis (as defined below).

          The number of shares of Common Stock that are issued and outstanding on any date "calculated on a fully-diluted basis" means (i) the number of shares
             -----------------------------------
of Common Stock that are issued and outstanding on such date, whether vested or unvested, plus (ii) the number of shares of Common Stock issuable pursuant to any outstanding securities that are convertible into or exchangeable for shares of Common Stock or any options, warrants or rights to purchase shares of Common Stock or such securities, whether vested or unvested, that are issued and outstanding on such date, plus (iii) the aggregate number of additional shares of Common Stock that are authorized or reserved for issuance for grants of options or restricted shares pursuant to any benefit or incentive plans sponsored by the Company.

          (b) The terms of the Offer will provide that all outstanding shares of Series B Preferred Stock may be tendered by the holder thereof and, subject to the terms and conditions of the Offer, will entitle the tendering shareholder to receive for each share of Series B Preferred Stock validly tendered and not withdrawn a number of shares of Parent Common Stock equal to the Exchange Ratio (as defined in Section 1.9). No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holders of shares of Series B Preferred Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction multiplied by (ii) $111.48 (the "Trading Price").
                                          -------------

          (c) Sub expressly reserves the right, in its sole discretion, to modify and make changes to the terms and conditions of the Offer, provided that
                                                                  --------
without the prior consent of the Company, no modification or change may be made which (i) decreases the consideration payable in the Offer (except as permitted by this Agreement), (ii) changes the form of consideration payable in the Offer (other than by adding consideration), (iii) changes the Minimum Condition, (iv) imposes additional material conditions to the Offer or (iv) is otherwise inconsistent with the terms of this Agreement. Notwithstanding the foregoing, Sub may (but shall not be required under this Agreement or otherwise to), without the consent of the Company, (i) extend the Offer on one or more occasions for such period as may be determined by Sub in its sole discretion (each such extension period not to exceed 10 business days at a time), if at the then scheduled expiration date of the Offer any of the conditions to Sub's obligations to accept for exchange and exchange shares of Series B Preferred Stock shall not be satisfied or waived, and (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer (including any extension necessary to permit the Registration Statement to become effective). It is agreed that the conditions to the Offer are for the benefit of Sub and may be asserted by Sub regardless of the circumstances giving rise to any such condition (including any action or inaction by Sub) or may be waived by Sub, in whole or in part at any time and from time to time, in its sole discretion. On the terms and subject to the conditions of the Offer and this Agreement, promptly after expiration of the Offer, Sub shall accept for exchange and exchange, and Parent shall cause Sub to accept for exchange and exchange, all shares of Series B Preferred Stock that have been validly tendered and not withdrawn pursuant to the Offer that Sub becomes obligated to exchange pursuant to the Offer. Neither Sub nor Parent will have any obligation to pay interest on the purchase price for any shares of Series B Preferred Stock that are tendered pursuant to the Offer.

          (d) This paragraph shall be applicable unless Section 5.1(d) has become applicable pursuant to the term hereof. As promptly as practicable following the filing of Parent's Annual Report on Form 10-K for the year ended December 31, 1999 with the SEC, but subject to the terms and conditions hereof, Parent shall file with the SEC with respect to the Offer a Registration Statement on Form S-4 (or, if Parent so elects, a post-effective amendment to a previously filed Registration Statement on Form S-4) (together with all amendments and supplements thereto and including the exhibits thereto, the "Registration Statement" (it being understood that if Parent elects to file a
-----------------------
post-effective amendment to an existing Registration Statement with respect to the Offer, the term "Registration Statement" as used herein shall include only such post-effective amendment and any amendments or supplements and exhibits thereto)) with respect to the Offer, which shall include a Prospectus (or Prospectus Supplement)/Offer to Exchange (together with the related letters of transmittal and exhibits thereto, the "Offer Documents"). Parent will provide
                                       ---------------
the Company and the Company's counsel with a copy of the Registration Statement for comment by the Company and its counsel not less than five days prior to the initial filing thereof with the SEC and will provide the Company and the Company's counsel with a copy of any amendment thereto a reasonable time prior to the filing thereof with the SEC (taking into account the specific circumstances of the filing of any such amendment and the need to complete such filing on an expedited basis). Parent will use reasonable efforts to cause the Registration Statement to become effective as soon as practicable following the filing thereof with the SEC. Parent shall promptly provide the Company with a true and complete copy of the Registration Statement filed with the SEC and all supplements and amendments thereto. Subject to compliance by the Company and any Shareholders with their obligations under this Agreement, Parent will cause the Registration Statement to comply in all material respects with all requirements of law and the rules and regulations of the SEC. Each of the Company and each Shareholder agrees to provide Parent promptly upon request by Parent with any information relating to the Company or such Shareholder that is necessary or appropriate for inclusion in the Registration Statement under applicable law or the rules and regulations of the SEC. The Company will cause its independent auditors to provide Parent with a manually signed consent to inclusion of the audit report of such auditors in the Registration Statement, and will cause its independent auditors otherwise to reasonably cooperate in providing information for inclusion in the Registration Statement. Parent agrees to provide the Company and its counsel in writing any comments that Parent or its counsel may receive from the SEC or its staff with respect to the Registration Statement promptly after the receipt thereof. Each of the Company, Parent and each Shareholder shall promptly correct any information provided by it (or its legal counsel or other authorized representatives) for use in the Registration Statement that shall have become false or misleading in any material respect, and Parent further agrees to take all steps necessary to cause such Registration Statement as so corrected to be filed with the SEC as and to the extent required by applicable federal securities laws.

            (e) Sufficient Reserved Shares.  Parent will reserve sufficient
                --------------------------
shares of Parent Common Stock for issuance under this Section 1.1.

            (f) Adjustments to Exchange Ratio.  The Exchange Ratio shall be
                -----------------------------
adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock or Preferred), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Company Common Stock or Preferred occurring on or after the date hereof and prior to the Closing Date, other than the Recapitalization.

     1.2 Company Actions.
         ---------------

            (a) The Company hereby consents to the Offer and represents and warrants that its Board of Directors, at a meeting duly called and held, has duly adopted resolutions approving the Offer, this Agreement and the other transactions contemplated hereby, determining that the terms of the Offer are fair to, and in the best interests of, the Company's shareholders and recommending acceptance of the Offer by the shareholders of the Company (as well as, to the extent legally permissible, the Position Statement referred to in paragraph (b) below). The Company hereby consents to the inclusion in the Registration Statement and the Offer Documents of the recommendations of the Company's Board of Directors described in this Section 1.2.

            (b) No later than the date the Offer is commenced, the Company shall publish, send or give, within the meaning of Rule 14e-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a statement which shall
                                       ------------
comply in all material respects with the provisions of applicable federal securities laws and will contain the above recommendations of the Board in favor of the Offer, together with the reasons therefor (the "Position Statement"). The
                                                       -------------------
Company will use its reasonable efforts to provide Parent with a copy of the Position Statement prior to the filing of the Registration Statement with the SEC (if applicable) so that Parent can include the Position Statement as part of the Offer Documents. The Company shall deliver the proposed form of the Position Statement to Parent within a reasonable time prior to the filing of the Registration Statement (if applicable) for review and comment by Parent and its counsel. Parent and its counsel shall be given a reasonable opportunity to review any amendments and supplements to the Position Statement prior to dissemination to shareholders of the Company. The Company agrees to provide Parent and its counsel in writing any comments that the Company or its counsel may receive from the SEC or its staff with respect to the Position Statement promptly after receipt thereof. Each of the Company, Parent and each Shareholder shall promptly correct any information provided by it for use in the Position Statement that shall have become false or misleading in any material respect and the Company further agrees to take all steps necessary to cause such Position Statement as so corrected to be disseminated to the shareholders of the Company, as and to the extent required by applicable federal securities laws.

     1.3 Shareholder Lists. In connection with the Offer, the Company shall
         -----------------
promptly furnish to, or cause to be furnished to, Parent and Sub any available listing or computer file containing the names and addresses of the record holders of shares of Series B Preferred Stock (and any other capital stock of the Company and any securities convertible into or exchangeable for capital stock of the Company and any options, warrants or rights to purchase such stock or securities) as of a recent date and of those persons becoming record holders subsequent to such date (to the extent available), together with all other information in the Company's possession or control regarding the number of shares owned by the shareholders of the Company and shall furnish Parent and Sub with such information and assistance as Parent, Sub or their respective agents may reasonably request in communicating the Offer to the record and beneficial holders of shares of Series B Preferred Stock. Subject to the requirements of law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer, Parent and Sub shall, and shall cause each of their affiliates to, hold the information contained in any of such labels and lists in confidence, use such information only in connection with the Offer, and, if this Agreement is terminated, deliver to the Company all copies of such information or extracts therefrom then in their possession or under their control.

     1.4 Closing Date. Unless this Agreement is earlier terminated pursuant to
         ------------
Section 8.1 hereof, the closing for the transactions contemplated hereby (the
-----------
"Closing") shall take place on not less than two business days prior written
 -------
notice to the Company on the day after the date that the Offer expires and the shares of Common Stock validly tendered and not withdrawn pursuant to the Offer are accepted for exchange by Sub at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Spear Street Tower, One Market, San Francisco, California, 94105, unless another time and/or place is mutually agreed upon in writing by Parent and the Company. The date upon which the Closing actually occurs shall be referred to herein as the "Closing Date."
                                           ------------

     1.5 Lost, Stolen or Destroyed Certificates. The Offer Documents will
         --------------------------------------
provide that holders of shares of Series B Preferred Stock that are represented by certificates that have been lost, stolen or destroyed will be permitted to tender their shares pursuant to the Offer upon the making of an affidavit of that fact by the holder thereof and the delivery of a customary indemnification agreement executed by such holder indemnifying Sub, Parent and the Company against any claim that may be made against any of such parties with respect to the certificates alleged to have been lost, stolen or destroyed.

     1.6 Tax Consequences. It is intended by the parties hereto that the Offer
         ----------------
shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").
                                                ----

     1.7 Lock-up. Notwithstanding Parent's agreement to register the shares of
         -------
Parent Common Stock pursuant to Section 5.1 hereof, each share of Parent Common
                                -----------
Stock issued to the Series B Shareholders hereunder may not be sold, transferred, hypothecated, pledged, be the subject of an equity swap or similar agreement or otherwise transferred (collectively, a "Disposition") without the
                                                     -----------
prior written consent of Parent, prior to the expiration of 180 days after the Closing Date; provided, however, that a Series B Shareholder may dispose of
              --------  -------
one-half (50%) of the shares of Parent Common Stock received in the Offer after the expiration of ninety days after the Closing Date. Parent may, in its sole discretion, legend the certificates representing such shares of Parent Common Stock to give effect to this Section 1.7 and place stop transfer instructions with Parent's stock transfer agent to enforce this Section 1.7.

     1.8 Performance Warrants. Upon each Lapse Event:
         --------------------

            (a) The Company will issue to Parent a number of shares of Series B Preferred Stock equal to the FD Amount in exchange for an amount of cash equal to the per share par value of the Series B Preferred Stock multiplied by the number of shares to be so issued; and

            (b) Parent will issue to each shareholder of record of the Company immediately prior to the Closing Date such Shareholder's Pro Rata Portion of a number of shares of Parent Common Stock equal to the RV Amount. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each Person who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Trading Price.

     1.9 Definitions. For all purposes of this Agreement, the following terms
         -----------
shall have the following respective meanings:

                 "Company Common Stock" shall mean shares of common stock, $.01
                  --------------------
par value, of the Company, outstanding prior to the Recapitalization.

                 "Company Material Adverse Effect" shall mean, for purposes of
                  -------------------------------
this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that no change, event or effect relating to (i) the economy or securities markets of the United States or the Company's industry in general (so long as it does not affect the Company in a disproportionate manner), (ii) an adverse effect on the Company directly attributable to the announcement or pendency of the transactions contemplated hereby or (iii) the failure to obtain applicable regulatory or other third party consents that are required under the Agreement shall in and of itself constitute a Company Material Adverse Effect.

                 "Company Options" shall mean all issued and outstanding
                  ---------------
options to purchase or otherwise acquire Preferred or Company Common Stock (whether or not vested) held by any person or entity.

                 "Company Warrants" shall mean all issued and outstanding
                  ----------------
warrants to purchase Preferred or Company Common Stock (whether or not vested) held by any person or entity.

                 "Escrow Amount" shall mean an amount of Parent Common Stock
                  -------------
equal to 10% of the shares of Parent Common Stock issued pursuant to Section
1.1.

                 "Exchange Ratio" shall mean the quotient of (a) the Per Share
                  --------------
Value divided by (b) the Trading Price.

                 "FD Amount" means, with respect to each Lapse Event, the
                  ---------
number of shares of the Series B Preferred stock of the Company that have become unexercisable (or that can no longer become exercisable) under the Performance Warrants as a result of such Lapse Event.

                 "GAAP" shall mean United States generally accepted accounting
                  ----
principles consistently applied.

                 "Lapse Event" shall mean the lapse, cancellation or
                  -----------
termination after the Closing Date of all or a portion of a Performance Warrant without exercise thereof or any event or circumstance that renders all or any portion of a Performance Warrant unexercisable (or no longer able to become exercisable).

                 "Parent Common Stock" shall mean shares of common stock, par
                  -------------------
value $0.001 per share, of Parent.

                 "Parent Material Adverse Effect" shall mean, for purposes of
                  ------------------------------
this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Parent and its subsidiaries, taken as a whole, provided, however, that neither (A) a change, event or effect relating to (i) the economy or securities markets of the United States or Parent's industry in general (so long as it does not affect Parent in a disproportionate manner), (ii) an adverse effect on Parent directly attributable to the announcement or pendency of the transactions contemplated hereby or (iii) the failure to obtain applicable regulatory or other third party consents that are required under the Agreement or (B) a decline in Parent's common stock price or Parent's failure to meet Wall Street research analyst expectations shall in and of itself constitute a Parent Material Adverse Effect.

                 "Performance Warrants" shall mean the warrants to purchase
                  --------------------
Preferred presently held by: Aspect Development Corporation (800,000 shares of Series I Preferred Stock); Computer Sciences Corporation (200,000 shares of Series I Preferred Stock); i2 Technologies, Inc. (1,350,536 shares of Series H Preferred Stock); and Wells Fargo & Company (50,000 shares of Series I Preferred Stock).

                 "Per Share Value" shall mean the quotient of (A) $1.25 billion
                  ---------------
divided by (B) the sum of (x) the number of shares of Company Common Stock that are issued and outstanding immediately prior to the Closing Date plus (y) the number of shares of Company Common Stock issuable upon conversion or exercise in full of all convertible securities or options (vested and unvested), warrants or other rights to acquire Company Common Stock that are outstanding immediately prior to the Closing Date.

                 "Preferred"  shall mean the Company's Series A Preferred
                  ---------
Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series H-1 Preferred Stock and Series I Preferred Stock.

                 "Pro Rata Portion" shall mean with respect to each Company
                  ----------------
shareholder an amount equal to the quotient obtained by dividing (x) the sum of the number of shares of Company Common Stock owned by such shareholder as of the Closing Date, whether or not vested, and the number of shares of Company Common Stock issuable pursuant to any securities owned by such shareholder that are convertible into or exercisable for shares of Company Common Stock (but not the Company Options or Company Warrants) by (y) the sum of the aggregate number of shares of Company Common Stock owned by all Company shareholders as of the Closing Date, whether or not vested, and the number of shares of Company Common Stock issuable pursuant to any securities owned by all Company shareholders that are convertible into or exercisable for shares of Company Common Stock (but not the Company Options or Company Warrants).

                 "Recapitalization" as used herein, the term "Recapitalization"
                  ----------------                            ----------------
means the reclassification, recapitalization and other actions specified in this Article 0.
     ---------

                 "RV Amount" means, with respect to each Lapse Event, the
                  ---------
related FD Amount multiplied by the Exchange Ratio.

                 "Series B Shareholder" shall mean each holder of any Company
                  --------------------
Series B Preferred Stock immediately prior to the Closing Date who exchanges any of such Series B Preferred Stock pursuant to the Offer.

     1.10 Taking of Necessary Action; Further Action. If at any time after the
          ------------------------------------------
Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent, Sub, and the officers and directors of the Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE 2
                       REPRESENTATIONS AND WARRANTIES OF
                                  THE COMPANY

     The Company hereby represents and warrants to Parent and Sub, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate section and paragraph numbers or the relevance of which exceptions to other sections of this Agreement is otherwise reasonably apparent on the face of such exceptions) supplied by the Company to Parent (the "Company Disclosure Schedule") and dated
                                        ---------------------------
as of the date hereof, that on the date hereof as follows.

     2.1 Organization of the Company. The Company is a corporation duly
         ---------------------------
organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power to own its properties and to carry on its business as currently conducted and as currently contemplated to be conducted. The Company is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which it conducts business except where the failure to so qualify would not have a Company Material Adverse Effect. The Company has delivered a true and correct copy of its articles of incorporation and bylaws, each as amended to date and in full force and effect on the date hereof, to Parent. The operations now being conducted by the Company are not now and have never been conducted by the Company under any other name.

     2.2 Company Capital Structure.
         -------------------------

            (a) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 7,249,020 shares are issued and outstanding as of the date hereof, and 87,276,219 shares of Preferred, of which 3,000,000 shares have been designated Series A Preferred Stock, 4,946,000 shares have been designated Series B Preferred Stock, 9,139,485 shares have been designated Series C Preferred Stock, 7,838,085 shares have been designated Series D Preferred Stock, 14,417,093 shares have been designated Series E Preferred Stock, 35,000,000 shares have been designated Series F Preferred Stock, 1,000,000 shares have been designated Series G Preferred Stock, 8,428,935 shares have been designated Series H Preferred Stock, 6,621 shares have been designated Series H-1 Preferred Stock, and 3,500,000 shares have been designated Series I Preferred Stock, of which 3,000,000, 4,946,000, 9,139,485, 7,838,085,
12,700,370, 34,681,280, 935,616, 5,845,938, no and 2,449,407 shares are issued and outstanding as of the date hereof, respectively. The Company Common Stock and Preferred is held by the persons and in the amounts set forth in Section
                                                                     -------
2.2(a) of the Company Disclosure Schedule. All outstanding shares of Company
------
Common Stock and Preferred are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the articles of incorporation or bylaws of the Company, and were issued free of any similar rights under any agreement to which the Company is a party or by which it is bound, and have been issued in compliance with federal and state securities laws. There are no declared or accrued but unpaid dividends with respect to any shares of Company Common Stock or Preferred. The Company has no other capital stock authorized, issued or outstanding.

            (b) Except for the Plan, the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. The Company currently has reserved 2,943,787 shares of Company Common Stock for future issuance to employees, contract workers and directors of, and consultants to, the Company upon the exercise of options, including 2,432,146 shares subject to options outstanding as of the date hereof.
Section 2.2(b) of the Company Disclosure Schedule sets forth for each
--------------
outstanding Company Option and each outstanding Warrant, the name of the holder of such Company Option or Warrant and the number of shares and class of Company Common Stock issuable upon the exercise of such Company Option or Warrant. Except for the Company Options and Warrants, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company.

     2.3 Authority. The Company has all requisite corporate power and authority
         ---------
to enter into this Agreement and any Related Agreements (as hereinafter defined in this Section 2.3) to which it is a party and to consummate the transactions
        -----------
contemplated hereby and thereby, subject to approval of this Agreement, the Recapitalization and the Offer by its shareholders. The execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize this Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement and the Offer by its shareholders. This Agreement, the Recapitalization and the Offer have been unanimously approved by the Board of Directors of the Company. This Agreement and each of the Related Agreements to which the Company is a party has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. For all purposes of this Agreement, the term "Related Agreements" shall mean the
                                      ------------------
Shareholder Agreements, agreements necessary effectuate the Recapitalization.

     2.4 No Conflict. The execution and delivery by the Company of this
         -----------
Agreement and any Related Agreement to which the Company is, or will be, a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of
                                              --------
the articles of organization or bylaws of the Company, (ii) any mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license to which the Company or any of its properties or assets (including intangible assets), is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties (tangible and intangible) or assets except with respect to such conflicts, violations or defaults, in the case of clause (ii), that would not in the aggregate have a Company Material Adverse Effect.

     2.5 Consents. No consent, waiver, approval, order or authorization of, or
         --------
registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (each, a "Governmental Entity")
                                                           -------------------
is required by or with respect to the Company in connection with the execution and delivery of this Agreement and any Related Agreement to which the Company is, or will be, a party or the consummation of the transactions contemplated hereby and thereby, except for (i) orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws,
(ii) the filing of the Amended and Restated Articles with the Secretary of State of the State of California, (iii) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR
                                                                            ---
Act") and (iv) such other consents, waivers, approvals, orders, authorizations,
---
registrations, declarations or filings which if not obtained or made would not have a Company Material Adverse Effect or otherwise have a material adverse effect on the ability of the parties to consummate the Offer.

     2.6 Company Financial Statements. The Company has provided to Parent its
         ----------------------------
unaudited balance sheet as of December 31, 1999 (the "Current Balance Sheet"),
                                                      ---------------------
and the related unaudited statements of income, cash flow and stockholders' equity for the twelve-month period ended December 31, 1999 (collectively, including the Current Balance Sheet, the "Financials"). The Financials have been
                                          ----------
prepared in accordance with GAAP consistently applied. The Financials present fairly the financial condition, operating results and cash flows of the Company as of the date and during the periods indicated therein.

     2.7 No Undisclosed Liabilities. The Company has no liability, indebtedness,
         --------------------------
obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other, that are required to be reflected in financial statements in accordance with GAAP, except for liabilities (i) reflected and specifically quantified on the Current Balance Sheet or (ii) liabilities that have arisen in the ordinary course of business consistent with past practices since December 31, 1999, none of which involves indebtedness for borrowed money.

     2.8 No Changes. Between December 31, 1999 and the date of this Agreement,
         ----------
there has not been, occurred or arisen any:

            (a) amendments or changes to the articles of organization or bylaws of the Company (except as required hereby);

            (b) capital expenditure or commitment by the Company exceeding $100,000 individually or $500,000 in the aggregate;

            (c) payment, discharge or satisfaction, in any amount in excess of $100,000 in any one case, or $300,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

            (d) destruction of or loss of any material assets of the Company (whether or not covered by insurance);

            (e) claim of wrongful discharge or other unlawful labor practice or action or any attempt to unionize employees;

            (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company other than as required by GAAP;

            (g) change in any material election in respect of Taxes (as defined below), adoption or change in any material accounting method in respect of Taxes, agreement or settlement of any material claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

            (h) material revaluation by the Company of any of its assets;

            (i) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Common Stock or Preferred, or any split, combination or reclassification in respect of any shares of Company Common Stock or Preferred, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock or Preferred, or any direct or indirect repurchase, redemption, or other acquisition by the Company of any shares of Company Common Stock or Preferred (or options, warrants or other rights convertible into, exercisable or exchangeable therefor), except for the issuance of Company Options or other securities of the Company set forth in
Section 2.2 of the Company Disclosure Schedule or issuance of shares of Company
-----------
Common Stock in accordance with the agreements evidencing Company Options;

            (j) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees, contract workers or advisors, or the declaration, payment or commitment or obligation of any kind for the payment by the Company of a severance payment, termination payment, bonus or other additional salary or compensation to any such person;

            (k) sale, lease, license (outside of the ordinary course of business) or other disposition of any of the material assets or material properties of the Company or any creation of any security interest in such material assets or material properties;

            (l) loan by the Company to any person or entity (other than pursuant to the terms of the Plan in connection with the exercise of any Company Options), incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees or contract workers for travel and business expenses in the ordinary course of business consistent with past practices;

            (m) waiver or release of any material right or claim of the Company, including any write-off of any account receivable of the Company in excess of $50,000;

            (n) commencement, settlement, receipt of written notice of, or to the knowledge of the Company overt threat of, any lawsuit or proceeding or other investigation against the Company or its affairs;

            (o) agreement or modification to any agreement pursuant to which any other party was granted marketing, distribution or similar rights of any type or scope with respect to any products or technology of the Company outside of the ordinary course of business;

            (p) any Company Material Adverse Effect; or

            (q) agreement by the Company or any officer or employee on behalf of the Company to do any of the things described in the preceding clauses (a) through (o) of this Section 2.8 (other as required by this Agreement).
                    -----------

     2.9 Tax Matters.
         -----------

            (a) Definition of Taxes. For the purposes of this Agreement, the
                -------------------
term "Tax" or, collectively, "Taxes" shall mean (i) any and all federal, state,
      ---                     -----
local and foreign taxes and other assessments, governmental charges, duties, impositions and liabilities in the nature of a tax, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section
                                                                   -------
2.9(a) as a result of being a member of an affiliated, consolidated, combined or
------
unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this Section 2.9(a) as a
                                                             --------------
result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            (b) Tax Returns and Audits.
                ----------------------

                   (i) As of the Closing Date, the Company will have timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes
                                     -------
concerning or attributable to the Company or its operations and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law.

               (ii) As of the Closing Date, the Company (A) will have timely paid or accrued on its books all Taxes it is required to pay and will have withheld with respect to its employees and contract workers all federal and state income taxes, Federal Insurance Contribution Act ("FICA"), Federal
                                                         ----
Unemployment Tax Act ("FUTA") and other Taxes required to be withheld and will
                       ----
have, within the time and manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be withheld and paid over under all applicable laws, and (B) will have accrued on the Current Balance Sheet all unpaid Taxes attributable to the periods preceding the date of the Current Balance Sheet and will not have incurred any liability for Taxes for the period commencing on the date of the Current Balance Sheet and ending immediately prior to the Closing Date, other than in the ordinary course of business.

               (iii) There is no Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax, which waiver remains in effect.

               (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

               (v) The Company has made available to Parent or its legal counsel, copies of all foreign, federal, state and local income and all state and local sales and use Returns for the Company filed for all periods since the taxable year ended December 31, 1996.

               (vi) There are (and immediately following the Closing Date there will be) no material liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes other
 -----
than Liens for Taxes not yet due and payable.

               (vii) Neither the Company nor any Principal Stockholder has knowledge of any assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any material Lien on the assets of the Company.

               (viii) None of the Company's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

               (ix) The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

               (x) The Company (i) has never been a member of an affiliated group filing a consolidated federal income Tax Return (other than a consolidated group the common parent of which is the Company), (ii) is not a party to any Tax sharing or Tax allocation agreement, arrangement, or understanding, (iii) is not liable for the Taxes of any other person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, and (iv) is not a party to any joint venture, partnership or other arrangement that could be treated as a partnership for income Tax purposes.

               (xi) The Company is not, and has not been at any time during the period specified in Section 897(c)(1)(A)(ii), a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

               (xii) No adjustment relating to any Return filed by the Company has been proposed formally or, to the knowledge of the Company, informally by any Tax authority to the Company or any representative thereof.

               (xiii) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Offer.

          (c) Executive Compensation Tax. There is no contract, agreement, plan
              --------------------------
or arrangement to which the Company is a party, including, without limitation, the provisions of this Agreement, covering any employee, former employee or contract worker of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

     2.10 Restrictions on Business Activities. There is no agreement
          -----------------------------------
(non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or the conduct of business by the Company. Without limiting the generality of the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.11 Title of Properties; Absence of Liens and Encumbrances. The Company
          ------------------------------------------------------
owns no real property, nor has it ever owned any real property. The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the Current Balance Sheet, (ii) Liens for Taxes not yet due and payable, (iii) security interests incurred in connection with the purchase of property or assets after the date of the Current Balance Sheet in compliance with this Agreement, with respect to which no default exists, and (iv) such imperfections of title and encumbrances, if any, which do not materially detract from the value or interfere with the present use of the property subject thereto or affected thereby.

     2.12 Intellectual Property.
          ---------------------


          (a) Definitions. For all purposes of this Agreement, the following
              -----------
terms shall have the following respective meanings:

               (i) "Technology" shall mean any or all of the following: (A)
                    ----------
works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records, data and mask works; (B) inventions (whether or not patentable), improvements, and technology; (C) proprietary and confidential information, including technical data and customer and supplier lists, trade secret and know how; (D) databases, data compilations and collections and technical data; (E) logos, trade names, trade dress, trademarks, service marks; (F) World Wide Web addresses, domain names and sites;
(G) tools, methods and processes; and (H) all instantiations of the foregoing in any form and embodied in any media.

               (ii) "Intellectual Property Rights" shall mean any or all of the
                     ----------------------------
following and all rights in, arising out of, or associated therewith: (A) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examination, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("Patents"); (B) all trade secrets and other
                                   -------
rights in know-how and confidential or proprietary information; (C) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights"); (D) all mask
                                                    ----------
works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology ("Maskworks"), (E) all industrial designs and any registrations and applications
  ---------
therefor throughout the world; (F) all rights in World Wide Web addresses and domain names and applications and registrations thereof; and (G) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks").
                                 ----------

               (iii) "Company Intellectual Property" shall mean any Technology
                      -----------------------------
and Intellectual Property Rights including the Company Registered Intellectual Property Rights (as defined below) that are owned (in whole or in part) by or exclusively licensed to the Company.

               (iv) "Registered Intellectual Property Rights" shall mean all
                     ---------------------------------------
United States, international and foreign: (A) Patents, including filed applications therefor; (B) registered Trademarks, filed applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (C) Copyrights registrations and filed applications to register Copyrights; (D) Maskwork registrations and filed applications to register Maskworks; and (E) any other Technology that is the subject of a filed application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public or private legal authority at any time in order to obtain, maintain or otherwise protect the Intellectual Property Rights therein.

               (v) For all purposes in this Section 2.12, the term "Company"
                                                                    -------
shall be deemed to refer to both Company and its subsidiaries.

          (b) Section 2.12 (b) of the Disclosure Schedule lists all Registered
              ----------------
Intellectual Property Rights owned by, filed in the name of, or applied for, by the Company (the "Company Registered Intellectual Property Rights") and lists
                  -----------------------------------------------
any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere
                                         ---
in the world) of which the Company has knowledge that are related to any of the Company Registered Intellectual Property Rights or Company Intellectual Property.

          (c) Each item of Company Registered Intellectual Property Rights is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights. Except as set forth on Section
                                                                     -------
2.12(c) of the Disclosure Schedule, there are no actions that must be taken by
-------
the Company within one hundred twenty (120) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Registered Intellectual Property Rights. In each case in which the Company has purchased (as opposed to licensed) any Technology or Intellectual Property Right from any person, the Company or such Subsidiary has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Technology and the associated Intellectual Property Rights (including the right to seek future damages with respect thereto) to the Company. To the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment of a Registered Intellectual Property Right assigned to the Company with the relevant Governmental Entity, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be. Except as set forth on
Section 2.12(c) of the Disclosure Schedule, the Company has not claimed a
---------------
particular status, including "Small Business Status," in the application for any Intellectual Property Rights, which claim of status was not at the time made, or which has since become, inaccurate or false or that will no longer be true and accurate as a result of the Closing.

          (d) The Company has no knowledge of any facts or circumstances that would render any Company Intellectual Property invalid or unenforceable. Without limiting the foregoing, Company knows of no information, materials, facts, or circumstances, including any information or fact that would constitute prior art, that would render any of the Company Registered Intellectual Property Rights invalid or unenforceable, or would have a material adverse effect on any pending application for any Company Registered Intellectual Property Right and the Company has not misrepresented, or failed to disclose, and has no knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Company Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Registered Intellectual Property Right.

          (e) Each item of Company Intellectual Property is free and clear of any Liens except for non-exclusive licenses granted to end-user customers in the ordinary course of business. The Company is the exclusive owner or exclusive licensee of all Company Intellectual Property. Without limiting the foregoing:
(i) the Company is the exclusive owner of all Trademarks used in connection with the operation or conduct of the business of the Company, including the sale, licensing, distribution or provision of any products or services by the Company; and (ii) the Company either owns exclusively, and has good title to, or has valid and subsisting license rights to, all Copyrights that are products of the Company or which the Company otherwise purports to own.

          (f) At the Closing Date, all Company Intellectual Property will be fully transferable, alienable or licensable by Company without restriction and without payment of any kind to any third party.

          (g) To the extent that any Company Technology has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted) to all such third party's Intellectual Property Rights in such Technology by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

          (h) Except as set forth on Section 2.12(h) of the Disclosure Schedule
                                     ---------------
and with exception of "shrink-wrap" or similar widely-available commercial end-user licenses, all Technology used in or necessary to the conduct of Company's business as presently conducted by the Company has been licensed or purchased by the Company or was written and created solely by either (i) employees of the Company acting within the scope of their employment or (ii) by third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to the Company, and no third party owns or has any rights to any of the Company Intellectual Property (other than licenses of Company Intellectual Property exclusively licensed to the Company), except for those rights, such as "moral" rights that under the laws of any applicable jurisdiction may not be assigned.

          (i) All employees of the Company have entered into a valid and binding written agreement with the Company sufficient to vest title in the Company of all Technology, including all accompanying Intellectual Property Rights, created by such employee in the scope of his or her employment with the Company.

          (j) The Company has taken reasonable precautions to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant and contractor of the Company to execute a proprietary information, confidentiality and assignment agreement, substantially in the form attached hereto as Section
                                                                       -------
2.12(j) of the Disclosure Schedule, and all current and former employees,
-------
consultants and contractors of the Company have executed such an agreement.

          (k) Except as set forth on Section 2.12(k) of the Disclosure Schedule,
                                     ---------------
no person who has licensed Technology or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Technology or Intellectual Property Rights.

          (l) The Company has not transferred ownership of, or granted any exclusive license to or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Technology or Intellectual Property Right that is Company Intellectual Property, to any other person.

          (m) Other than inbound "shrink-wrap" and similar publicly available commercial end-user licenses and outbound licenses granted in the ordinary course of business, Section 2.12(m) of the Disclosure Schedule lists all current
                    ---------------
contracts, licenses and agreements to which the Company is a party with respect to any Technology or Intellectual Property Rights sufficient for the conduct of its business as currently conducted or proposed to be conducted. The Company is not in material breach of nor has the Company failed to perform in any material respect under, any of the foregoing contracts, licenses or agreements and, to the Company's knowledge, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder.

          (n) Section 2.12(n) of the Disclosure Schedule lists all material
              ---------------
contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

          (o) To the knowledge of the Company, there are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company thereunder.

          (p) The operation of the business of the Company as it currently is conducted or is contemplated to be conducted by the Company, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not and will not and will not when conducted by the Company in substantially the same manner following the Closing, infringe or misappropriate any presently existing Intellectual Property Right of any person, violate any presently existing right of any person (including any right to privacy or publicity) or constitute unfair competition or trade practices under the presently existing laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have knowledge of any basis therefor).

          (q) To the Company's knowledge, no person is infringing or misappropriating any Company Intellectual Property Right.

          (r) No Company Intellectual Property or service of the Company is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

          (s) No (i) product, technology, service or publication of the Company,
(ii) material published or distributed by the Company, or (iii) conduct or statement of the Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates in any material respect any law or regulation.

          (t) Neither this Agreement nor the transactions contemplated by this Agreement, will result in (i) either Parent's or the Company's granting to any third party any right to or with respect to any Technology or Intellectual Property Right owned by, or licensed to, either of them, (ii) either the Parent's or the Company's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or
(iii) either the Parent's or the Company's being obligated to pay any royalties or other amounts to any third party in excess of those payable by Parent or Company, respectively, prior to the Closing.

          (u) All of the Company's products (including products currently under development): (i) record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31,

1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"); (ii) lost no functionality with respect
                -------------------
to the introduction of records containing dates falling on or after January 1, 2000; and (iii) are interoperable with other products used and distributed by Parent that may reasonably deliver records to the Company's products or receive records from the Company's products, or interact with the Company's products, including but not limited to back-up and archived data. All of the Company's Information Technology (as defined below) is Year 2000 Compliant, and did not cause an interruption in the ongoing operations of the Company's business on or after January 1, 2000. For purposes of the foregoing, the term "Information
                                                                -----------
Technology" shall mean and include all software, hardware, firmware,
----------
telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by the Company in the conduct of its business, or purchased by the Company from third party suppliers.

     2.13 Agreements, Contracts and Commitments. Set forth on Section 2.13 of
          -------------------------------------
the Company Disclosure Schedule is a list or description of each of the following to which the Company is a party (each, a "Company Contract" and
                                                    ----------------
collectively the "Company Contracts"):
                  -----------------

               (i) any employment or consulting agreement, contract or binding commitment with an employee, contract worker or individual consultant or salesperson;

               (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan (other than the Plan), any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (iii) any fidelity or surety bond or completion bond;

               (iv) any lease of personal property having a value in excess of $100,000 individually or $300,000 in the aggregate;

               (v) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $100,000 individually or $500,000 in the aggregate;

               (vi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

               (vii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit (other than in connection with the exercise of Company Options pursuant to a promissory note as specifically contemplated by the Plan);

               (viii) any purchase order or contract for the purchase of materials involving in excess of $75,000 individually or $300,000 in the aggregate;

               (ix) any dealer, distribution, joint marketing or development agreement;

               (x) any sales representative, original equipment manufacturer, value added, remarketer, reseller or independent software vendor or other agreement for use or distribution of the Company's products, technology or services; or

               (xi) any other agreement, contract or commitment that involves $100,000 individually or $1,000,000 in the aggregate or more and is not cancelable without penalty within thirty (30) days.

     Each Company Contract is in full force and effect. Neither the Company nor to the Company's knowledge, any other party to a Company Contract, is in breach, violation or default under, and the Company has not received notice that it has breached, violated or defaulted under, any of the material terms or conditions of any Company Contract in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek damages, which would be reasonably likely to exceed $50,000 (for any or all of such breaches, violations or defaults, in the aggregate).

     2.14 Interested Party Transactions. No officer, director or, to the
          -----------------------------
knowledge of the Company, 5% shareholder of the Company (nor, to the knowledge of the Company, any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services, or (iii) a beneficial interest in any Contract to which the Company is a party; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this Section 2.14.
                             ------------

     2.15 Governmental Authorization. Each consent, license, permit, grant or
          --------------------------
other authorization from any Governmental Authority (i) pursuant to which the Company currently operates or holds any interest in any of its properties, or
(ii) which is required for the operation of the Company's business as currently conducted or the holding of any such interest (collectively, "Company
                                                              -------
Authorizations") has been issued or granted to the Company. The Company
--------------
Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets, except for those the failure of which to hold would not have a Company Material Adverse Effect.

     2.16 Litigation. There is no action, suit, claim or proceeding of any
          ----------
nature pending, or to the knowledge of the Company threatened, against the Company, its properties (tangible or intangible) or any of its officers or directors. There is no investigation or other proceeding pending or to the knowledge of the Company threatened, against the Company, any of its properties (tangible or intangible) or any of their officers or directors by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company to develop or distribute any of its products.

     2.17 Minute Books. The minutes of the Company made available to counsel for
          ------------
Parent are the only minutes of the Company and contain materially complete summaries of all meetings of the Board of Directors (or committees thereof) of the Company and its shareholders or actions by written consent since the time of incorporation of the Company.

     2.18 Environmental Matters. Except as would not reasonably be expected to
          ---------------------
have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company is in compliance with all applicable Environmental Laws and all Company Permits required by Environmental Laws; (ii) all past noncompliance of the Company with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) the Company has not released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by the Company, in violation of any Environmental Law. For purposes of this Agreement, "Environmental Law" shall mean any Law and any enforceable
                 -----------------

judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof. "Environmental Permit" shall mean any permit, approval,
                     --------------------
identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law. "Hazardous Material" shall mean
                                                ------------------
(i) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

     2.19 Brokers' and Finders' Fees; Third Party Expenses. Except for fees
          ------------------------------------------------
payable to Broadview Associates LLC, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Section 2.19 of the Company Disclosure
                                     ------------

Schedule sets forth the Company's current estimate of all third party expenses ("Third Party Expenses") expected to be incurred by the Company in connection
  --------------------
with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

2.20  Employee Benefit Plan and Compensation.
      --------------------------------------

          (a) Definitions. For all purposes of this Agreement, the following
              -----------
terms shall have the following respective meanings:

     "Affiliate" shall mean any other person or entity under common control with
      ---------
the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

     "Company Employee Plan" shall mean any material plan, program, policy,
      ---------------------
practice, contract, agreement or other material arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation each "employee benefit plan" within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation but shall exclude any Employee Agreement.

     "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of
      -----
1985, as amended.

     "DOL" shall mean the United States Department of Labor.
      ---

     "Employee" shall mean any current or former employee, contract worker,
      --------
consultant or director of the Company or any Affiliate.

     "Employee Agreement" shall mean each management, employment, severance,
      ------------------
consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, or contract between the Company or any Affiliate and any Employee other than a Company Employee Plan.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.
      ----

     "IRS" shall mean the United States Internal Revenue Service.
      ---

     "PBGC" shall mean the United States Pension Benefit Guaranty Corporation.
      ----

     "Pension Plan" shall mean each Company Employee Plan which is an "employee
      ------------
pension benefit plan," within the meaning of Section 3(2) of ERISA.

          (b) Schedule. Section 2.20(b) of the Company Disclosure Schedule
              --------   ---------------
contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. The Company has no plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement.

          (c) Documents. The Company has made available to Parent (i) correct
              ---------
and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and all related trust documents, (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with any summary of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including, without limitation, administrative service agreements and group insurance contracts, (vi) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company, (vii) all correspondence to or from any governmental agency relating to any Company Employee Plan, (viii) all COBRA forms and related notices, (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (x) all discrimination tests for each Company Employee Plan for the most recently completed plan year, and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

          (d) Employee Plan Compliance. The Company has performed in all
              ------------------------
material respects all obligations required to be performed by it under, is not in material default or violation of, and has no knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan which would result in material liability to the Company. There are no actions, suits or claims pending, or to the knowledge of the Company threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan that could reasonably be expected to result in material liability. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without liability to Parent, the Company or any Affiliate (other than ordinary administration expenses and already accrued benefits). There are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan. Neither the Company nor any Affiliate is subject to any material penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

          (e) No Pension Plan. Neither the Company nor any other Affiliate has
              ---------------
ever maintained, established, sponsored, participated in, or contributed to, any
(i) Pension Plan subject to Title IV of ERISA, or (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA.

          (f) No Post-Employment Obligations. No Company Employee Plan provides,
              ------------------------------
or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

          (g) COBRA. The Company and each Affiliate has, prior to the Closing
              -----
Date, complied in all material respects with the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

          (h) Effect of Transaction. The execution of this Agreement and the
              ---------------------
consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan or Employee Agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, except as expressly required by this Agreement.

          (i) Employment Matters. The Company: (i) with respect to Employees, is
              ------------------
in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, including all applicable laws of foreign jurisdictions where the Company has Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or to the knowledge of the Company threatened, claims or actions against the Company under any worker's compensation policy or long-term disability policy.

     2.21 Insurance. The Company maintains insurance policies covering the
          ---------
assets, business, equipment, properties, operations, employees, contract workers, officers and directors of the Company or any Affiliate. There is no claim by the Company or any Affiliate pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable under all such policies have been paid, and the Company and its Affiliates are otherwise in material compliance with the terms of such policies and bonds (or other policies providing substantially similar insurance coverage). The Company has no Knowledge of threatened termination of, or premium increase with respect to, any of such policies.

     2.22 Compliance with Laws. The Company has complied with and is not in
          --------------------
violation of any foreign, federal, state or local statute, law or regulation except when the failure to comply would not have a Company Material Adverse Effect. The Company has not received any notices of violation with respect to any such statute, law or regulation.

     2.23 Representations Complete. The representations and warranties made by
          ------------------------
the Company (as modified by the Company Disclosure Schedule) in this Agreement, in the aggregate, do not contain and will not contain at the Closing Date any untrue statement of a material fact, and do not omit and will not omit at the Closing Date to state any material fact necessary in order to make the statements contained herein, in the light of the circumstances under which made, not misleading. The information furnished by the Company for inclusion in any documents mailed, delivered or otherwise furnished to shareholders of the Company in connection with the solicitation of their consent to this Agreement and the Offer, will not contain, at or prior to the Closing Date, any untrue statement of a material fact and will not omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which made, not misleading.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                                OF PARENT AND SUB

     Parent and Sub hereby represent and warrant to the Company, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate section and paragraph numbers or the relevance of which exceptions to other sections of this Agreement is otherwise reasonably apparent on the fact of such exceptions) supplied by the Parent and Sub to the Company (the "Parent Disclosure Schedule") and dated as of the date hereof, that on the
      --------------------------
date hereof:

     3.1 Organization, Standing and Power. Parent is a corporation duly
         --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware Each of Parent and Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Parent Material Adverse Effect.

     3.2 Authority. Each of Parent and Sub has all requisite corporate power and
         ---------
authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. No vote of Parent's stockholders is needed to approve the issuance of Parent Common Stock pursuant to the Offer. This Agreement and any Related Agreements to which Parent and Sub are parties have been duly executed and delivered by Parent and Sub and constitute the valid and binding obligations of Parent and Sub, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.3 Consents. No consent, waiver, approval, order or authorization of, or
         --------
registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement and any Related Agreements to which Parent or Sub is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) the expiration or early termination of the waiting period under the HSR Act and (iii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Parent Material Adverse Effect.

     3.4 Parent Common Stock. The Parent Common Stock to be issued pursuant
         -------------------
hereto has been duly authorized, and upon consummation of the transactions contemplated by this Agreement, will be validly issued, fully paid and nonassessable.

     3.5 SEC Reports; Financial Statements. Parent has made available to Company
         ---------------------------------
a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC on or after December 31, 1999 (the "SEC Reports"). The Parent SEC Reports (A) were prepared in accordance
           -----------
with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (a) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which are not material in the aggregate.

                                    ARTICLE 4
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 Conduct of Business of the Company. During the period from the date of
         ----------------------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, the Company agrees, except as otherwise specifically allowed or required by this Agreement or to the extent that Parent shall otherwise consent in writing, to carry on the Company's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use its reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Closing Date. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company. Except as expressly required by this Agreement or as set forth in Section 4.1 of the Company Disclosure Schedule, the Company shall not, without the prior written consent of Parent:

          (a) make any expenditures or enter into any commitment or transaction exceeding $100,000 individually;

          (b) (i) except for licenses granted in the ordinary course of business, sell, license or transfer to any person or entity any rights to any Company Intellectual Property except for non-exclusive license agreements entered into in the ordinary course of business or enter into any agreement with respect to any intellectual property of any person or entity, except for licenses or commercially available software, (ii) enter into any agreement with respect to the development of any intellectual property with a third party except for consulting agreements entered into in the ordinary course of business which provide for exclusive ownership by the Company of any Intellectual Property developed thereunder or (iii) change pricing or royalties charged by the Company to its customers or licensees, or the pricing or royalties set or charged by persons who have licensed intellectual property to the Company except as required by the terms of agreements currently in effect;

          (c) enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

          (d) amend or otherwise modify (or agree to do so), or violate the terms of, any Company Contracts;

          (e) commence or settle any litigation;

          (f) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Common Stock or Preferred, or split, combine or reclassify any Company Common Stock or Preferred or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock or Preferred, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Common Stock or Preferred (or options, warrants or other rights exercisable therefor) except in accordance with the agreements evidencing Company Options or restricted stock awards except as otherwise specifically contemplated by this Agreement;

          (g) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of capital stock of the Company or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, except for (i) shares of Company Common Stock issued upon exercise of Company Options outstanding on the date hereof or Warrants outstanding on the date hereof and (ii) granting under the Plan options to purchase up to 2,840,000 shares of Company Common Stock (which number will increase by 62,000 shares for each week beyond April 30, 2000);

          (h) cause or permit any amendments to its articles of organization, bylaws or other organizational documents of the Company or as otherwise specifically contemplated by this Agreement;

          (i) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

          (j) except as allowed pursuant to Section 4.1(b) hereof, sell, lease,
                                            --------------
license or otherwise dispose of any of its properties or assets, except properties or assets which are not Company Intellectual Property and only in the ordinary course of business and consistent with past practices;

          (k) incur any indebtedness or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (l) grant any loans to others (except pursuant to the terms of the Plan in connection with the exercise of any Company Options) or purchase debt securities of others or amend the terms of any outstanding loan agreement;

          (m) grant any severance or termination pay (i) to any director or officer, or (ii) to any other employee or contract worker except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Company Disclosure Schedule;

          (n) adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director, employee or contract worker, or increase the salaries or wage rates of its employees or contract workers except payments made pursuant to standard written agreements in place on the date hereof and disclosed in the Company Disclosure Schedule or as otherwise specifically contemplated hereby;

          (o) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (p) pay, discharge or satisfy, in an amount in excess of $100,000 in any one case, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than such payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet or arising in the ordinary course of business after the date of the Current Balance Sheet;

          (q) make or change any material election in respect of Taxes, adopt or change any material accounting method in respect of Taxes, enter into any material closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (r) enter into any strategic alliance or joint marketing arrangement or agreement;

          (s) take any action to accelerate the vesting schedule of any of the outstanding Company Options or Company Common Stock (other than as disclosed in the Company Disclosure Schedule); or

          (t) engage in any action that could reasonably be expected to cause the Offer to fail to qualify as a "reorganization" under Section 368(a) of the Code whether or not otherwise permitted by the provisions of this Article 4;

          (u) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(t) hereof, or any other action that
             ---------------         ------
would (x) prevent the Company from performing covenants hereunder or (y) cause or result in any representations and warranties contained in Article II herein being materially untrue or incorrect.

     4.2 No Solicitation. Until the earlier of (i) the Closing Date, or (ii) the
         ---------------
date of termination of this Agreement pursuant to the provisions of Section 8.1
                                                                    -----------
hereof, the Company shall not (nor shall the Company permit, authorize or encourage, as applicable, any of the Company's officers, directors, employees, contract workers, shareholders, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, encourage, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all or any material part of the Company's business, properties or technologies, or any amount of the Company Common Stock or Preferred

(whether or not outstanding), whether by merger, purchase of assets, tender offer, license or otherwise, or effect any such transaction, (b) disclose any information not customarily disclosed to any person concerning the Company's business, technologies or properties, or afford to any person or entity access to its properties, technologies, books or records, not customarily afforded such access, (c) assist or cooperate with any person to make any proposal to purchase all or any material part of the Company Common Stock or Preferred or assets of the Company, other than inventory in the ordinary course of business, or (d) enter into any agreement with any person providing for the acquisition of the Company, whether by merger, purchase of assets, license, tender offer or otherwise. In the event that the Company, any of the Company's controlled affiliates or, to the Company's knowledge, any of the Company's non- controlled affiliates, shall receive, prior to the Closing Date or the termination of this Agreement, any offer, proposal, or request, directly or indirectly, of the type referenced in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, the Company shall promptly, and in no event later than within 24 hours, notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 4.2 were not performed in accordance with their specific terms or
     -----------
were otherwise breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 4.2 and to enforce specifically the
                                   -----------
terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity.

                                    ARTICLE 5
                              ADDITIONAL AGREEMENTS

     5.1 Information Statement; Other Filings.
         ------------------------------------


          (a) As promptly as practicable, Company will prepare an information statement relating to the approval of the Recapitalization by the Company's shareholders (the "Information Statement"). In the event the S-4 is not declared
                   ---------------------
effective by the SEC by July 15, 2000, then the provisions of this Section 5.1 regarding the S-4 will not be applicable and instead the provisions of Section 5.1(d) will be applicable. Each of Parent and Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Company will cause the Information Statement to be mailed to its shareholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, each of Company and Parent will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related laws relating to the Offer and the transactions contemplated by this Agreement (the "Other
                                                                    -----
Filings"). Each of Company and Parent will notify the other promptly upon
-------
the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4, or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the S-4, the Offer, the Recapitalization or any Other Filing. Each of Company and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this
Section 5.1(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Information Statement, the S-4 or any Other Filing, Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of Company, such amendment or supplement.

          (b) The Information Statement will include the unanimous recommendation of the Board of Directors of Company in favor of approval of the Recapitalization.

          (c) Promptly after the date hereof, Company will take all action necessary in accordance with California Law to convene a Company shareholders' meeting ("Company Shareholders' Meeting") to be held as promptly as practicable
          ------- ---------------------
for the purpose of voting upon the Recapitalization. The Company will use its commercially reasonable efforts to solicit from its shareholders proxies in favor of adoption and approval of the Recapitalization and will take all other action necessary or advisable to secure the vote or consent of its shareholders required California Law to obtain such approvals. The Company shall ensure that the Company Shareholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Shareholders' Meeting are solicited, in compliance with California Law and all other applicable legal requirements.

          (d) In the event this Section 5.1(d) is applicable pursuant to Section 1.1(d), then the following provisions shall be applicable:

               (i) The Parent Common Stock to be issued pursuant to this Agreement initially will not be registered under the Securities Act in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in Section 4(2) thereof.

               (ii) In addition to any legend imposed by applicable state securities laws or by any contract which continues in effect after the Closing Date, the certificates representing the shares of Parent Common Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Parent's transfer agent), stating substantially as follows:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

               (iii) Each holder of Series B Preferred Stock, by virtue of the Offer and the exchange of Parent Common Stock for the Series B Preferred Stock held by such shareholder, shall be bound by the following provisions:

                    (A) Such shareholder will not offer, sell, or otherwise dispose of any shares of Parent Common Stock except in compliance with the Securities Act and the rules and regulations thereunder.

                    (B) Such shareholder will not sell, transfer or otherwise dispose of any shares of Parent Common Stock unless (x) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the SEC under the Securities Act and the shareholder furnishes Parent with reasonable proof of compliance with such Rule, (y) in the opinion of counsel, reasonably satisfactory to Parent and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Parent Common Stock or (z) the offer and sale of Parent Common Stock is registered under the Securities Act.

               (iv) Parent agrees that the shareholders of the Company receiving

Parent Common Stock in the Offer shall be entitled to reasonable and customary mutually acceptable registration rights set forth in a declaration of registration rights to be delivered by Parent at Closing (the "Declaration of
                                                               --------------
Registration Rights").
-------------------

          (e) Prior to the Closing Date, each of the Company's shareholders to receive Parent Common Stock in the Offer shall have provided Parent such representations, warranties, certifications and additional information as Parent may reasonably request to ensure the ability to issue shares pursuant to the Registration Statement without updating the Registration Statement prior to effecting the Offer or the availability of the exemptions from the registration requirements of the Securities Act described in Section 5.1(d), as applicable.

     5.2 Access to Information. The Company shall afford to Parent and its
         ---------------------
accountants, counsel and other representatives, reasonable access during the period prior to the Closing Date to (i) all of its properties, books, contracts, commitments and records, (ii) all other information concerning its business, properties and personnel (subject to restrictions imposed by applicable law) as Parent may reasonably request, and
(iii) all employees and contract workers of the Company. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall
                                                         -----------
affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Offer in accordance with the terms and provisions hereof.

     5.3 Confidentiality. Each of the parties hereto hereby agrees that the
         ---------------
information obtained in any investigation pursuant to Section 5.3 hereof, or
                                                      -----------
pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Confidential Disclosure Agreement effective as of February 1, 2000 (the "Confidential Disclosure Agreement") among the Company and Parent.
----------------------------------

     5.4 Expenses. Whether or not the Offer is consummated, all fees and
         --------
expenses incurred in connection with the Offer including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in
                            --------------------
connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

     5.5 Public Disclosure. Neither party shall issue any statement or
         -----------------
communication to any third party (other than their respective agents) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the other party, which consent shall not be unreasonably withheld, except that this restriction shall be subject to Parent's obligation to comply with applicable securities laws in which event, to the extent practicable, the Company shall be provided with the opportunity to review and comment upon such disclosure prior to such disclosure being made.

     5.6 FIRPTA Compliance. At the Closing Date, the Company shall deliver to
         -----------------
Parent a properly executed statement (a "FIRPTA Compliance Certificate") in a
                                         -----------------------------
form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

     5.7 Reasonable Efforts. Subject to the terms and conditions provided in
         ------------------
this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

     5.8 Notification of Certain Matters. Each of the Company and Parent shall
         -------------------------------

give prompt notice to the other of: (i) the occurrence or non-occurrence of any event, the occurrence or non- occurrence of which is likely to cause any representation or warranty made by it in this Agreement to be materially untrue or inaccurate at or prior to the Closing Date, and (ii) any failure by it to materially comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not (a) limit or otherwise
                               -----------
affect any remedies available to the party receiving such notice or (b) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by either party pursuant to this Section 5.8, however, shall be
                                            -----------
deemed to amend or supplement the Company Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

     5.9 Additional Documents and Further Assurances. Each party hereto, at the
         -------------------------------------------
request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Offer and the transactions contemplated hereby.

     5.10 Nasdaq Listing. Parent agrees (i) to have the shares of Parent Common
          --------------
Stock issuable, and those required to be reserved for issuance, in connection with the Offer, approved for quotation on the Nasdaq National Market System subject only to official notice of issuance and (ii) to continue the inclusion of the Parent Common Stock on the Nasdaq National Market until the Closing Date.

     5.11 Indemnification and Insurance
          -----------------------------

          (a) From and after the Closing Date, Parent will use reasonable efforts to cause the Company to fulfill and honor in all respects the obligations of the Company pursuant to its articles of incorporation and bylaws and any indemnification agreements between the Company and each of its respective directors and officers existing prior to the Closing Date. The articles of incorporation and bylaws of the Company will contain the provisions with respect to indemnification set forth in the articles of organization and bylaws of the Company prior to the Closing Date, which provisions will not be amended, repealed or otherwise modified for a period of four years from the Closing Date in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Closing Date, were directors or officers of the Company, unless such modification is required by law.

          (b) From and after the Closing Date, Parent will use reasonable efforts to cause the Company, to the fullest extent permitted under applicable law or under the Company's organizational documents and bylaws, to indemnify and hold harmless, each director or officer of the Company (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys'
 -------------------
fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director or officer of the Company in connection with the negotiation, approval or consummation of this Agreement or the Offer for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Closing Date), (i) any counsel retained by the Indemnified Parties for any period after the Closing Date must be reasonably satisfactory to the Company, (ii) after the Closing Date, the Company will pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iii) the Company will cooperate in the defense of any such matter; provided, however, that the Company will not be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims; provided, further, that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under California Law, the Company's organizational documents or bylaws or such agreements, as the case may be, shall be made by independent legal counsel selected by the Indemnified Party and reasonably acceptable to the Company; and provided, further, that nothing in this Section 5.13 shall impair any rights or obligations of any present or former employees, agents, directors or officers of the Company. The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

     5.12 Additional Shareholder Agreements. The Company shall use commercially
          ---------------------------------
reasonable efforts to cause i2 Technologies, Inc., Aspect Development Corporation, Computer Sciences Corporation, Vertical Net and Wells Fargo & Company to sign Shareholder Agreements in the form attached hereto as Exhibit A.
                                                                      ---------

                                    ARTICLE 6
                        CONDITIONS TO THE REORGANIZATION

     6.1 Conditions to Obligations of Each Party to Effect the Offer. The
         -----------------------------------------------------------
respective obligations of the Company and Parent to effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) No Order. No Governmental Entity shall have enacted, issued,
              --------
promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Offer illegal or otherwise prohibiting consummation of the Offer.

          (b) No Injunctions or Restraints; Illegality. No temporary restraining
              ----------------------------------------
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Offer shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

          (c) Registration Statement Effective; Registration Rights. If Section
              -----------------------------------------------------
1.1(d) is applicable, the SEC shall have declared the S-4 effective, no stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC.

          (d) Tax Opinions. Parent and Company shall each have received written
              ------------
opinions from their respective tax counsel (Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Cooley Godward LLP respectively), in form and substance reasonably satisfactory to them, to the effect that the Offer should constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the
                                             -----------------
counsel to either Parent or Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

          (e) Governmental Approval. All applicable waiting periods under the
              ---------------------
HSR Act relating to the transactions contemplated hereby will have expired or terminated early. Approvals from any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission that are required shall have been timely obtained.

          (f) Listing. The shares of Parent Common Stock to be issued hereunder
              -------
shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

     6.2 Conditions to the Obligations of Parent and Sub. The obligation of
         -----------------------------------------------
Parent and Sub to effect the transactions contemplated hereby, including Sub's obligation to accept for exchange and exchange shares of Common Stock pursuant to the Offer, shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Sub:

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
of the Company contained in this Agreement shall have been true and correct as of the date of this Agreement and as of the Closing Date except for those representations and warranties which address matters only as of the date of this Agreement or any other particular date (which shall have been true and correct as of such particular date) except for such inaccuracies that do not constitute (ignoring for the purposes of this analysis all "materiality", "Material Adverse Effect" and like concepts in such representations and warranties) in the aggregate, a Company Material Adverse Effect. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company.

          (b) Agreements and Covenants. The Company shall have performed or
              ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company.

          (c) Legal Opinion. Parent shall have received a legal opinion from
              -------------
legal counsel to the Company, in substantially the form attached hereto as Exhibit C.
---------

          (d)  Recapitalization.  The Company shall have effected the
               ----------------
Recapitalization.

          (e) Third Party Consents. All third party consents required as a
              --------------------
result of the transactions contemplated hereby, the absence of which are reasonably likely to have a Company Material Adverse Effect, shall have been obtained.

          (f) Minimum Condition and Other Offer Conditions. The Offer shall have
              --------------------------------------------
expired and the Minimum Condition shall have been satisfied. In addition, this Agreement shall not have been terminated in accordance with its terms.

          (g) Board of Directors. The directors and/or shareholders of the
              ------------------
Company shall have taken action such that the Company's Board of Directors shall consist of only the following five persons, effective as of the Closing Date:
Vani Kola, Douglas Leone and three other persons designated by Parent.

          (h) Employee Matters. The Company shall have obtained and delivered to
              ----------------
Parent a confirmation letter from each employee reasonably requested by Parent, acknowledging and agreeing that the change in control resulting from the transactions contemplated hereby, whether or not followed by a change in or termination of such employee's employment relationship with the Company, will not cause an acceleration of vesting of any Company Options or Company Common Stock held by such employee.

6.3  Conditions to Obligations of the Company. The obligations of the Company
     ----------------------------------------
to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
of Parent and Sub contained in this Agreement shall have been true and correct as of the date of this Agreement and as of the Closing Date except for those representations and warranties which address matters only as of the date of this Agreement or any other particular date (which shall have been true and correct as of such particular date) except for such inaccuracies that do not constitute (ignoring for the purpose of this analysis all "materiality," "Material Adverse Effect" and like concepts in such representations and warranties), in the aggregate, a Parent Material Adverse Effect. The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent.

          (b) Agreements and Covenants. Parent and Sub shall have performed or
              ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

(c)  Registration Rights.  If Section 5.1(d) is applicable, Parent shall have
     -------------------
     delivered to each of the Series B Shareholders receiving Parent Common Stock an executed copy of the Declaration of Registration Rights.

(d)  Legal Opinion.  The Company shall have received a legal opinion from legal
     -------------
     counsel to Parent, in substantially the form attached hereto as Exhibit D.
                                                                     ---------
                                   ARTICLE 7
                          SURVIVAL OF REPRESENTATIONS
                             AND WARRANTIES; ESCROW

7.1  Survival of Representations, Warranties and Covenants The representations
     -----------------------------------------------------
and warranties of the Company contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate one year following the Closing Date.

7.2  Indemnification.  The Series B Shareholders shall, by virtue of their
     ---------------
acceptance of shares of Parent Common Stock pursuant to the Offer, severally and not jointly agree to indemnify and hold Parent and its officers, directors and affiliates, including the Company after the Closing (the "Indemnified Parties"),
                                                          -------------------
harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense relating to such claim, loss, liability, damage, deficiency, cost or expense (hereinafter individually a "Loss" and collectively "Losses") incurred
                                     ----                    ------
or suffered by the Indemnified Parties, or any of them (including the Company after the Closing), directly or indirectly, as a result of (i) any breach or inaccuracy of a representation or warranty of the Company contained in this Agreement (or in any certificate, schedule or other instrument delivered pursuant to this Agreement), (ii) any failure by the Company to perform or comply with any covenant applicable to it contained in this Agreement or (iii) actual Third Party Expenses exceeding the amount specified on Section 2.19 of
                                                              ------------
the Company Disclosure Schedule. For the avoidance of doubt and for purposes of clarification only, any claim, loss, liability, damage, deficiency cost or expense incurred or suffered by the Company shall only constitute a Loss to the Company or to Parent (as applicable) to the extent of Parent's pro rata interest (calculated on an as converted to Class A Common basis) in the Company. The Series B Shareholders shall not have any right of contribution from the Company with respect to any Loss claimed by an Indemnified Party after the Closing Date.

7.3   Escrow Arrangements
      -------------------


     (a)  Escrow Fund.  As partial security for the indemnity provided for in
          -----------
     Section 7.2 hereof and by virtue of this Agreement, the Series B
     -----------
     Shareholders will be deemed to have received and deposited with the Escrow Agent the Escrow Amount without any act of any Series B Shareholder. The Escrow Fund shall be available to compensate the Indemnified Parties, or any of them, for any claims by such Indemnified Parties for any Losses suffered or incurred by them; provided, however, that if the Escrow Period (as defined below) has terminated, and a claim for Losses is made with respect to fraud, the claim shall be made directly against the Series B Shareholders. Within three days after the Closing, the Escrow Amount, without any act of the Series B Shareholders, will be deposited with Chase Manhattan Trust Company, National Association, as Escrow Agent hereunder, or another institution acceptable to Parent and the Shareholder Representative (as defined in Section 7.4 hereof), such deposit of the
                                   -----------
     Escrow Amount to constitute an escrow fund (the "Escrow Fund") to be
                                                      -----------
     governed by the terms set forth herein. The Escrow Agent may execute this Agreement following the date hereof and prior to the Closing, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto. Parent may not receive any proceeds from the Escrow Fund unless and until one or more Officer's Certificates (as defined in
     Section 7.3(d) hereof) identifying Losses in excess of $4,000,000 in the
     --------------
     aggregate (the "Basket Amount") has or have been delivered to the Escrow
                     -------------
     Agent as provided in Section 7.3(d) hereof and are no longer being
                          --------------
     contested pursuant to the provisions of this Article 7, in which case Parent shall be entitled to recover all Losses so identified in excess of the Basket Amount.

(b)  Escrow Period; Distribution upon Termination of Escrow Periods.  Subject to
     --------------------------------------------------------------
     the following requirements, the Escrow Fund shall be in existence immediately following the Closing Date and shall terminate at the earlier of (a) the closing of the first sale by the Company of shares of Company Common Stock in a firm commitment underwritten offering pursuant to a registration statement under the Securities Act or (b) 5:00 p.m., Pacific Time, on the one year anniversary of the Closing Date (the "Escrow
                                                                 ------
     Period"); provided, however, that the Escrow Period shall not terminate
     ------
     with respect to any amount which, in the reasonable good faith judgment of Parent, subject to the objection of the Shareholder Representative and the subsequent arbitration of the matter in the manner provided in Section
                                                                    -------
     7.3(f) hereof, is necessary to satisfy any then pending and unsatisfied
     ------
     claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the termination of the Escrow Period with respect to facts and circumstances existing prior to the termination of such Escrow Period. Promptly after the expiration of the Escrow Period, Parent and the Shareholder Representative shall jointly notify the Escrow Agent in writing that the Escrow Period has expired, and the Escrow Agent shall deliver to the Series B Shareholders the portion of the Escrow Fund, if any, not
     required to satisfy such claims (the "Remaining Portion").   Thereafter,
                                           -----------------
     promptly after the resolution of any pending claim, the Escrow Agent shall deliver to the Series B Shareholders the additional portion of the Escrow Fund, if any, not required to satisfy any then remaining claims. Deliveries of the Escrow Amount out of the Escrow Fund to the Series B Shareholders pursuant to this Section 7.3(b) shall be made in proportion to their
                      --------------
     respective Pro Rata Portions of the Escrow

     Fund. At or prior to the Closing Date, the Company shall provide a certified list of the Series B Shareholders and their respective Pro Rata Portions of the Escrow Fund.

     (c)  Protection of Escrow Fund; Distribution of Interest from Escrow Fund;
          ---------------------------------------------------------------------
     Substitution of Cash.
     --------------------

         (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

         (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund
              --- ------
     which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

         (iii) Each Series B Shareholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Series B Shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

     (d)  Claims for Indemnification.
         --------------------------

         (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of an Officer's Certificate (as defined below) and, subject to the provisions of Section 7.3(e) and Section 7.5 hereof,
                                       --------------     -----------
     the Escrow Agent shall deliver to Parent out of the Escrow Fund, as promptly as practicable, Parent Common Stock (or cash in lieu thereof) held in the Escrow Fund equal to Losses specified in the Officer's Certificate. For purposes hereof, "Officer's Certificate" shall mean a certificate
                           ---------------------
     signed by any officer of Parent: (a) stating that Parent has paid or incurred or properly accrued Losses, and (b) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, incurred or properly accrued, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related.

         (ii) For the purposes of determining the number of shares of Parent Common Stock or cash in lieu of such shares to be delivered to Parent out of the Escrow Fund as indemnity pursuant to Section 7.2 hereof, the shares
                                                 -----------
     of Parent Common Stock shall be valued at the Trading Price and any cash paid in lieu of such shares shall be calculated accordingly.

     (e)  Objections to Claims.  At the time of delivery of any Officer's
          --------------------
     Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered by Parent to the Shareholder Representative, and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.3(d) hereof
                                                          --------------
     unless and until the Escrow Agent shall have received written authorization from the Shareholder Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Parent Common Stock (or cash in lieu thereof) from the Escrow Fund in accordance with Section 7.3(d) hereof; provided, however,
                                    --------------
     that no such payment or delivery may be made if the Shareholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

     (f)  Resolution of Conflicts; Arbitration.
          ------------------------------------

     (i) In case the Shareholder Representative shall object in writing to any claim or claims made in any Officer's Certificate to recover Losses from the Escrow Fund within thirty (30) days after delivery of such Officer's Certificate, the Shareholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, in the case of a claim against the Escrow Fund, shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute amounts from the Escrow Fund in accordance with the terms thereof.

     (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Shareholder Representative may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Shareholder Representative. In the event that within forty-five (45) days after submission of any dispute to arbitration, Parent and the Shareholder Representative cannot mutually agree on one arbitrator, Parent and the Shareholder Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

         (iii) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in San Francisco County, California, under the rules then in effect of the American Arbitration Association (subject to paragraph (ii) above). The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

     (g) Third-Party Claims. In the event Parent becomes aware of a third-party
         ------------------
claim which Parent reasonably believes may result in a demand against the Escrow Fund, Parent shall notify the Shareholder Representative of such claim, and the Shareholder Representative shall be entitled on behalf of the Series B Shareholders, at its expense, to participate in, but not to determine or conduct, the defense of such claim. Parent shall have the right in its sole discretion to conduct the defense of and settle any such claim; provided, however, that except with the consent of the Shareholder Representative, no settlement of any such claim with third-party claimants shall be determinative of the amount of Losses relating to such matter. In the event that the Shareholder Representative has consented in writing to any such settlement, the Series B Shareholders shall have no power or authority to object under any provision of this Article 7 to the amount of any claim by Parent against
                  ---------
the Escrow Fund with respect to such settlement.

     (h)  Escrow Agent's Duties.
          ---------------------

         (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Shareholder Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to the Parent or any Series B Shareholder. In the administration of the escrow account hereunder, the Escrow Agent may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

         (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

         (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

         (v) The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

         (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Amount and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and the Escrow Amounts held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

         (vii) Parent hereby agrees to (i) pay the Escrow Agent upon execution of this Agreement reasonable compensation for the services to be rendered hereunder, as described in Schedule I attached hereto, and (ii) pay or reimburse the Escrow Agent upon request for all expenses, disbursement and advances, including reasonable attorney's fees, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Agreement.

         (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the Parent and the Shareholder Representative; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Parent and the Shareholder Representative shall use their best efforts to mutually agree on a successor escrow agent within thirty
(30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

     (i)  Indemnity.  The parties and their successors and assigns jointly and
          ---------
severally agree to indemnify and hold the Escrow Agent and its directors, officers, agents and employees (collectively, the "Indemnitees") harmless
                                                   -----------
from and against any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and legal fees and expenses ("Losses") that may be imposed on, incurred by,
                          ------
or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which Escrow Agent is authorized to rely pursuant to the terms of this Agreement.

          In addition to and not in limitation of the immediately preceding sentence, the parties and their successors and assigns, jointly and severally, also agree to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them in connection with or arising out of the Escrow Agent's performance under this Agreement, provided the Indemnitees have not acted with gross negligence or engaged in willful misconduct.

     (j) Consequential Damages. In no event shall the Escrow Agent be liable for
         ---------------------
special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.


     (k) Successor Escrow Agents. Any corporation into which the Escrow Agent in
         -----------------------
its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

   7.4  Shareholder Representative.
        --------------------------

     (a) Each of the Series B Shareholders shall, by virtue of their acceptance of Parent Common Stock pursuant to the Offer, appoint Suhas Patil its agent and attorney-in-fact, as the

Shareholder Representative for and on behalf of the Series B Shareholders, to give and receive notices and communications, to authorize payment to Parent of shares of Parent Common Stock or cash from the Escrow Fund in satisfaction of claims by Parent, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Such agency may be changed by the Series B Shareholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided, however, that the Shareholder Representative may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Shareholder Representative may be filled by the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Shareholder Representative, and the Shareholder Representative shall not receive compensation for its services. Notices or communications to or from the Shareholder Representative shall constitute notice to or from the Series B Shareholders.

      (b) The Shareholder Representative shall not be liable for any act done or omitted hereunder as the Shareholder Representative while acting in good faith and in the exercise of reasonable judgment. The Series B Shareholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall, by virtue of their acceptance of Parent Common Stock pursuant to the Offer, agree to indemnify the Shareholder Representative and hold the Shareholder Representative harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Shareholder Representative and arising out of or in connection with the acceptance or administration of the Shareholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholder Representative. The Shareholder Representative, with the consent of the record holders of a majority of the Parent Common Stock in the Escrow Fund, and after written notice to Parent may recover from the Escrow Fund payments for any reasonable expenses incurred in connection with the Shareholder Representative's representation hereby. The Shareholder Representative may direct the Escrow Agent (which shall follow such directions) to deliver to the Shareholder Representative shares of Parent Common Stock in the Escrow Fund in order to permit the payment of such expenses).

      (c) A decision, act, consent or instruction of the Shareholder Representative, including but not limited to an amendment, extension or waiver of this Agreement pursuant to Section 8.3 and Section 8.4 hereof, shall
                              -----------     -----------
constitute a decision of the Series B Shareholders and shall be final, binding and conclusive upon the Series B Shareholders; and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of the Series B Shareholders. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Series B Shareholder Representative.

      (d) Subject to Parent's prior claims for indemnification against the Escrow Fund, the Shareholder Representative shall be entitled to receive payment for its reasonable and documented expenses therefrom, prior to any payments to the Series B Shareholders. The Shareholder Representative may direct the Escrow Agent (which shall follow such directions) to deliver to the Shareholder Representative shares of Parent Common Stock in the Escrow Fund in order to permit the payment of such expenses.

    7.5 Maximum Payments; Remedy. Notwithstanding anything to the contrary set
        ------------------------
forth in this Article 7 or elsewhere in this Agreement, the maximum
              ---------
amount the Indemnified Parties may recover from any Series B Shareholder pursuant to the indemnity obligations set forth in Section 7.2 hereof or
                                                   -----------
otherwise under this Agreement shall be limited to an amount (the "Cap
                                                                   ---
Amount") equal to each such Series B Shareholder's Pro Rata Portion
------
(assuming for the purpose of such calculation that the shares of Series B Preferred Stock exchanged in the Offer are the only securities of the Company) of twice the value of the initial Escrow Fund based on the Trading Price; provided however, that neither the Cap Amount nor, in the case of clauses (i) and (ii) below, the Basket Amount shall apply with respect to (i) fraud, willful misconduct or knowing misrepresentations made with scienter, (ii) failures by the Company to perform or comply with any covenant applicable to it contained in this Agreement or (iii) any breach or inaccuracy of the representation set forth in Sections 2.1 (first two sentences), 2.2, 2.3, 2.4 (clause (i) only), 2.5 and
2.8 (clause (i) only) of this Agreement.

                                   ARTICLE 8
                       TERMINATION, AMENDMENT AND WAIVER

   8.1 Termination. Except as provided in Section 8.2 hereof, this Agreement may
       -----------                        -----------
be terminated and the Offer abandoned at any time prior to the Closing:

     (a)  by mutual agreement of the Company and Parent;

     (b) by Parent or the Company if the Closing Date shall not have occurred by August 31, 2000; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or
           --------------
failure to act has been a principal cause of or resulted in the failure of the Offer to occur on or before such date and such action or failure to act constitutes breach of this Agreement;

     (c) by Parent or the Company if: (i) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Offer, or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing by any Governmental Entity that would make consummation of the Closing illegal;

     (d) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Offer by any Governmental Entity, which would: (i) prohibit Parent's ownership or operation of any portion of the business of the

Company or (ii) compel Parent or the Company to dispose of or hold separate all or any portion of the business or assets of the Company or Parent as a result of the Offer;

     (e) by Parent if there has been a breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement such that the conditions set forth in Section 6.2(a) would not be satisfied and such breach has not been cured within thirty (30) calendar days after written notice thereof to the Company; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; or

     (f) by the Company if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement such that the conditions set forth in Section 6.3(a) would not be satisfied and such breach has not been cured within thirty (30) calendar days after written notice thereof to Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

    8.2 Effect of Termination. In the event of termination of this Agreement as
        ---------------------
provided in Section 8.1 hereof, this Agreement shall forthwith become void and
            -----------
there shall be no liability or obligation on the part of Parent or the Company, or their respective officers, directors or shareholders, if applicable; provided, however, that each party hereto shall remain liable for actual damages resulting from any breaches of this Agreement prior to its termination; and provided further, however, that, the provisions of Sections 5.3, 5.4, 5.5 and
                                                   ------------  ---  ---
7.3(h) hereof, Article 9 hereof and this Section 8.2 shall remain in full force
------         ---------
and effect and survive any termination of this Agreement pursuant to the terms of this Article 8.
        ---------

    8.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of the Company, Parent and Sub; provided, however that an amendment altering the rights or responsibilities of the Shareholder Representative shall also be signed by the Shareholder Representative and provided further however that an amendment altering the rights or responsibilities of the Escrow Agent shall also be signed by the Escrow Agent. For purposes of this Section 8.3, by virtue of their
                                          -----------
approval of the Offer or their acceptance of Parent Common Stock hereunder, the shareholders of the Company (including without limitation the Series B Shareholders) agree that any amendment of this Agreement signed as provided above shall be binding upon and effective against the shareholders of the Company whether or not they have signed such amendment.

    8.4 Extension; Waiver. At any time prior to the Closing, Parent, on the one
        -----------------
hand, and the Company, on the other hand, may, to the extent legally allowed,
(i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. For purposes of this Section 8.4, the shareholders of the Company (including the
                 -----------
Series B Shareholders) agree that any extension or waiver signed by the Company shall be binding upon and effective against all shareholders whether or not they have signed such extension or waiver.

                                   ARTICLE 9
                              GENERAL PROVISIONS
    9.1 Notices. All notices and other communications hereunder shall be in
        -------
writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

      (a)  if to Parent or Sub, to:

               Internet Capital Group, Inc.
               435 Devon Park Drive
               Building 800
               Wayne, PA 19087
               Attention: Henry N. Nassau
               Facsimile No.:  (610) 989-0112

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               Spear Street Tower
               One Market
               San Francisco, CA  94105
               Attention:  Michael J. Kennedy/Steve L. Camahort
               Facsimile No.: (415) 947-2099

      (b)  if to the Company to:

               RightWorks Corporation
               31 North Second Street
               Suite 400
               San Jose, CA 95113
               Attention:  Vani Kola
               Facsimile No.:  (408) 280-7002
               with a copy to:

               Cooley Godward LLP
               One Maritime Plaza, 20th Floor
               San Francisco, CA 94111
               Attention: Kenneth L. Guernsey/Isobel A. Jones
               Facsimile No.:  (415) 951-3699

      (c)  If to the Shareholder Representative to:

               Suhas Patil
               21647 Rainbow Drive
               Cupertino, CA 95014
               Facsimile No.: (408) 255-6443

            with a copy to:


               Cooley Godward LLP
               One Maritime Plaza, 20th Floor
               San Francisco, CA 94111
               Attention: Kenneth L. Guernsey/Isobel A. Jones
               Facsimile No.:  (415) 951-3699

      (d)  If to the Escrow Agent, to:

               Chase Manhattan Trust Company, National Association One Liberty Place
               1650 Market Street
               Suite 5210, 52nd Floor
               Philadelphia, PA 19103
               Attention:  Escrow Administration
               Facsimile No.:   (215) 972-1685

    9.2 Interpretation. The words "include," "includes" and "including" when
        --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    9.3 Counterparts. This Agreement may be executed in one or more
        ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

    9.4 Entire Agreement; Assignment. This Agreement, the exhibits hereto, the
        ----------------------------
Company Disclosure Schedule, the Confidential Disclosure Agreement, and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (ii) are not intended to confer upon any other person any rights or remedies hereunder, and (iii) shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder to its affiliates as long as Parent remains ultimately liable for all of Parent's obligations hereunder.

    9.5 Severability. In the event that any provision of this Agreement or the
        ------------
application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    9.6 Other Remedies. Except as otherwise provided herein, any and all
        --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

    9.7 Governing Law. This Agreement shall be governed by and construed in
        -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto (other than the Escrow Agent) irrevocably consents to the exclusive jurisdiction and venue of any court within the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

    9.8 Rules of Construction. The parties hereto agree that they have been
        ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

    9.9 Alternative Structure. In the event that Parent or the Company
        ---------------------
reasonably determines that one ore more of the conditions to closing specified
Article 6 hereof would not be capable of satisfaction, but would be capable of satisfaction is this Agreement or the transactions contemplated hereby, were restructured to involve a merger or other alternative transaction, and, such restructuring would not adversely impact the anticipated tax treatment of the transactions contemplated hereby or the anticipated economic interests of the Company or its shareholders (an "Alternative Structure"), then, without
                                     ---------------------
affecting either party's right to terminate under Article 8, the parties agree to use their best efforts to implement such Alternative Structure, and this Agreement shall be appropriately modified or supplemented to reflect the adoption of such Alternative Structure.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Parent, Sub, the Company, the Escrow Agent and the Shareholder Representative have caused this Agreement to be signed, all as of the date first written above.

INTERNET CAPITAL GROUP, INC.                     RAIN ACQUISITION CORP.
By:  /s/ Henry M. Nassau                         By:  /s/ Henry M. Nassau
     ----------------------                           -------------------
     Name: Henry M. Nassau                            Name:   Henry M. Nassau
           ---------------                                 -------------------
     Title: Managing Director and General             Title:  Managing Director
            -----------------------------                    -------------------
            Counsel
            -------


                                                 RIGHTWORKS CORPORATION

                                                 By:  /s/ Vani Kola
                                                      -------------
                                                    Name:  Vani Kola
                                                           ---------
                                                    Title: Chief Executive
                                                           ---------------
                                                           Officer
                                                           -------



                                                 SHAREHOLDERS' REPRESENTATIVE:

                                                 By:  /s/ Suhas Patil
                                                      ---------------
                                                      Suhas Patil



 [SIGNATURE PAGE TO RECAPITALIZATION AND EXCHANGE OFFER AGREEMENT AND PLAN OF
                                REORGANIZATION]

     ESCROW AGENT:
     CHASE MANHATTAN TRUST COMPANY,
     NATIONAL ASSOCIATION

     By:  /s/ Karen Vera
          --------------
          Name:   Karen Vera
               -------------

          Title: Assistant Vice President
                -------------------------



 [SIGNATURE PAGE TO RECAPITALIZATION AND EXCHANGE OFFER AGREEMENT AND PLAN OF
                                REORGANIZATION]

                                   EXHIBIT A
                                   ---------

                             SHAREHOLDER AGREEMENT
                              (Strategic Partner)

     THIS SHAREHOLDER AGREEMENT (this "Agreement") is made and entered into as
                                       ---------
of March __, 2000 between Internet Capital Group, Inc., a Delaware corporation ("ICG"), and the undersigned shareholder and/or option or warrant holder (the
  ---
"Shareholder") of RightWorks Corporation, a California corporation (the
------------
"Company").
 -------

                                   RECITALS
                                   --------

     A. The Company and ICG have entered into a Recapitalization and Exchange Offer Agreement and Plan of Reorganization (the "Reorganization Agreement").
                                                 ------------------------
Capitalized terms not otherwise defined herein are used herein with the meanings ascribed thereto in the Reorganization Agreement.

     B. Pursuant to the Reorganization Agreement, the Company has agreed to consummate the Recapitalization and, thereafter, the Offer.

     C. Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such
                                                      ------------
number of shares of the outstanding capital stock of the Company and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement.

     D. In consideration of the execution of the Reorganization Agreement by ICG, Shareholder (in Shareholder's capacity as such) agrees to (i) vote the Shares (as defined below) and other such shares of capital stock of the Company over which Shareholder has voting power so as to facilitate consummation of the Recapitalization, the Offer and other transactions contemplated by the Reorganization Agreement, (ii) either convert into shares of Series A Preferred Stock or tender to ICG or any party designated by ICG pursuant to the Offer any shares of Series B Preferred Stock owned by the Shareholder after the Recapitalization, (iii) exchange for a warrant exercisable for shares of Series A Preferred Stock any warrant exercisable for shares of Series B Preferred Stock that may be owned by Shareholder after consummation of the Reorganization, and
(iv) take or refrain from taking certain other actions set forth herein.

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

     1. Certain Definitions. Capitalized terms not defined herein shall have the
        -------------------
meanings ascribed to them in the Reorganization Agreement. For purposes of this
Agreement:

          (a) "Expiration Date" shall mean the earlier to occur of (i) such date
               ---------------
and time as the Reorganization Agreement shall have been terminated pursuant to
Article 8 thereof, or (ii) such date and time as the Offer shall be effected in accordance with the terms and provisions of the Reorganization Agreement.

          (b) "Person" shall mean any (i) individual, (ii) corporation, limited
               ------
liability company, partnership or other entity, or (iii) governmental authority.

          (c) "Shares" shall mean: (i) all securities of the Company (including
               ------
all shares of Company Common Stock, Preferred and all options, warrants and other rights to acquire shares of Company Common Stock or Preferred) owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock or Preferred and all additional options, warrants and other rights to acquire shares of Company Common Stock or Preferred and shares of Class A Common Stock, Class B Common Stock, Series A Preferred Stock and Series B Preferred Stock) of which Shareholder acquires ownership during the period from the date of this Agreement through the Expiration Date, and for the purposes of Section 6(d), after the Expiration Date.

          (d) Transfer. A Person shall be deemed to have effected a "Transfer"
              --------
of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

     2. Transfer of Shares.
        ------------------

          (a) Transferee of Shares to be Bound by this Agreement.  Shareholder
              --------------------------------------------------
agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not cause or permit any Transfer of any of the Shares to be effected without ICG's written consent unless each Person to which any of such Shares or any interest in any of such Shares is or may be transferred shall have (i) executed a counterpart of this Shareholder Agreement and a proxy in the form attached hereto as Exhibit A and (ii) agreed to hold such Shares or interest in such Shares subject to all of the terms and provisions of this Agreement.

          (b) Transfer of Voting Rights. Shareholder agrees that, during the
              -------------------------
period from the date of this Agreement through the Expiration Date, Shareholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Shareholder under this Agreement with respect to any of the Shares.

          (c) Company Action. The Company will, and Shareholder acknowledges and
              --------------
agrees that the Company will, take all actions reasonably under its control, including by notifying its transfer agent of a stop transfer order, to prevent the Transfer of Shares by Shareholder in violation of this Section 2.

     3. Agreement to Vote and to Tender or Convert Shares.
        -------------------------------------------------

          (a) Agreement to Vote. At every meeting of the shareholders of the
              -----------------
Company called, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company, Shareholder (in Shareholder's capacity as such) shall cause the Shares to be voted in favor of the Recapitalization any matter or action contemplated by the Reorganization Agreement, and against any matter the approval of which might reasonably be expected to delay or hinder the Recapitalization or the Offer. Shareholder hereby agrees not to demand dissenters' rights under California Law for any Shares for any Shares in the event ICG and the Company agree to modify the structure of the transactions contemplated hereby to involve a transaction or transactions pursuant to which Shareholder is entitled to dissenters' rights under applicable law.

          (b) Agreement to Tender. Shareholder hereby agrees to validly tender
              -------------------
and not withdraw pursuant to the Offer, no later than expiration date of the Offer, all of the shares of Series B Preferred Stock then owned by Shareholder. Shareholder shall not be required to tender any shares of Series A Preferred Stock received upon conversion of Series B Preferred Stock pursuant to Section 6(b)(iii).

     4. Irrevocable Proxy. Shareholder agrees to deliver to ICG a proxy in the
        -----------------
form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to
                                        -----
the fullest extent permissible by law, with respect to the Shares.

     5. Representations and Warranties of the Shareholder. Shareholder (a) is
        -------------------------------------------------
the beneficial owner of the shares of Company Common Stock and/or Preferred and the options and/or warrants to purchase shares of Company Common Stock or Preferred indicated on the final page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances; (b) does not beneficially own any securities of the Company other than the shares of Company Common Stock, Preferred and options and warrants indicated on the final page of this Agreement; and (c) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

     6. Additional Documents/Actions
        ----------------------------

          (a) Further Assurances. Shareholder (in Shareholder's capacity as
              ------------------
such) hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of ICG, to carry out the intent of this Agreement.

          (b) Agreement Regarding Conversion/Exchange. In connection with the
              ---------------------------------------
Recapitalization and the Offer, Shareholder agrees that:

               (i) immediately after the consummation of the Recapitalization, any option or warrant held by Shareholder that would otherwise be exercisable for shares of Series B Preferred Stock of the Company will automatically be deemed exchanged for an option or warrant, as the case may be, exercisable for an equal number of shares of Series A Preferred Stock and otherwise having the same terms as the option or warrant for which it was exchanged;

               (ii) notwithstanding the provisions of any warrant held by Shareholder, the consummation of the Offer will not change or otherwise affect the class or series of securities that are issuable upon exercise of such warrant immediately prior to such consummation; and

               (iii) with respect to any shares of Series B Preferred Stock received by Shareholder in the Recapitalization that Shareholder does not desire to tender pursuant to the Offer, after consummation of the Recapitalization and prior to the expiration of the Offer, Shareholder will surrender such shares to the Company in exchange for an equal number of shares of Series A Preferred Stock (the "Retained Shares"). Shareholder has indicated on the signature page to this Agreement the presently anticipated number of Retained Shares.

               (c) First Refusal. During the period from the Closing Date until
                   -------------
such time as the Company has conducted its initial underwritten public offering of its equity securities (the "Offer Period"), Shareholder will not sell or otherwise dispose of any Shares held by it unless Shareholder has given ICG at least 15 business days prior notice of its intention to so dispose of such shares together with a summary of the price and other material terms (the "Sale Terms") upon which Shareholder wishes to dispose of such Shares. During such 15 business days, ICG shall have the exclusive right to purchase such Shares, under the Sale Terms, and if ICG agrees to such Sale Terms, Shareholder will sell the Shares to ICG. If ICG declines to purchase Shares pursuant to the Sale Terms, Shareholder may sell and dispose the Shares during the 60-day period following the expiration of the 15 business day period, but only pursuant an agreement whereby Shareholder receives the Sale Terms or more favorable terms. After expiration of such 60-day period, the Shares shall again be subject to the procedures specific in this Section 6(c).

               (d) Lock-Up. Shareholder agrees that each share of ICG Common
                   -------
Stock issued to Shareholder pursuant to the Offer may not be Transferred without the prior written consent of ICG prior to the expiration of 180 days after the Closing Date; provided, however, that Shareholder may, subject to the other terms and conditions of this Agreement, Transfer one-half (50%) of the shares of ICG Common Stock received pursuant to the Offer after the expiration of ninety days after the Closing Date. ICG may, in its sole discretion, legend the certificates representing such shares of ICG Common Stock to give effect to this
Section 6(d) and place stop transfer instructions with ICG's stock transfer agent to enforce this Section 6(d).

     7. Consent and Waiver. Shareholder (not in Shareholder's capacity, if any,
        ------------------
as a director or officer of the Company) hereby gives any consents or waivers that are reasonably required for the consummation of the Recapitalization, the Offer and the other transactions contemplated by the Reorganization Agreement under the terms of any agreements to which Shareholder is a party or pursuant to any rights Shareholder may have.

     8. Legending of Shares. If so requested by ICG, Shareholder agrees that the
        -------------------
Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy. Subject to the terms of Sections 2 and 6(d) hereof, Shareholder agrees that Shareholder shall not Transfer the Shares without first having the aforementioned legend affixed to the certificates representing the Shares.

     9. Termination. This Agreement shall terminate and shall have no further
        -----------
force or effect as of the Expiration Date, except for Sections 6(c) and 6(d) which shall remain in effect after the Expiration Date.

     10. Miscellaneous.
         -------------

          (a) Severability. If any term, provision, covenant or restriction of
              ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (b) Binding Effect and Assignment. This Agreement and all of the
              -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          (c) Amendments and Modification. This Agreement may not be modified,
              ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (d) Specific Performance; Injunctive Relief. The parties hereto
              ---------------------------------------
acknowledge that ICG shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to ICG upon any such violation, ICG shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to ICG at law or in equity.

          (e) Notices. All notices and other communications pursuant to this
              -------
Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):


          If to ICG:          Internet Capital Group, Inc.
                              435 Devon Park Drive
                              Building 890
                              Wayne, PA 19087
                              Attention: Henry N. Nassau
                              Telecopy No.: (610) 989-0112

          With a copy to:     Wilson Sonsini Goodrich & Rosati
                              Professional Corporation
                              Spear Street Tower
                              One Market
                              San Francisco, California 94105
                              Attention: Michael J. Kennedy/Steve L. Camahort
                              Telecopy No.: (415) 947-2099

          If to Shareholder:  To the address for notice set forth on the signature page hereof.

          With a copy to:     Cooley Godward LLP
                              One Maritime Plaza, 20th Floor
                              San Francisco, California 94111
                              Attention:  Kenneth L. Guernsey/Isobel A. Jones
                              Telecopy No.:  (415) 951-3699

          (f) Governing Law. This Agreement shall be governed by the laws of the
              -------------
State of California, without reference to rules of conflicts of law.

          (g) Entire Agreement. This Agreement and the Proxy contain the entire
              ----------------
understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

          (h) Effect of Headings. The section headings are for convenience only
              ------------------
and shall not affect the construction or interpretation of this Agreement.

          (i) Counterparts. This Agreement may be executed in several
              ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

        [The remainder of this page has been intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

INTERNET CAPITAL GROUP, INC.            SHAREHOLDER


    __________________________________


By: __________________________________  By: __________________________________
    Signature of Authorized Signatory       Signature

Name: ________________________________  Name: ________________________________

Title: _______________________________  Title: _______________________________


                                        Print Address:

                                        ______________________________________

                                        ______________________________________

                                        ______________________________________
                                        Telephone

                                        ______________________________________
                                        Facsimile No.

                                        Shares beneficially owned:

                                        ______________ shares of Company
                                        Common Stock

                                        ______________ shares of Company Common
                                        Stock issuable upon exercise of
                                        outstanding options

                                        ______________ shares of Preferred

                                        ______________ shares of Preferred
                                        issuable upon exercise of outstanding
                                        warrants, of which __________ shares are presently anticipated to be Retained Shares (as defined in Section 6(b))


                   [Signature Page to Shareholder Agreement]

                                   Exhibit A

                               IRREVOCABLE PROXY

     The undersigned shareholder of RightWorks Corporation, a California corporation (the "Company"), hereby irrevocably (to the fullest extent permitted
                  -------
by law) appoints the directors on the Board of Directors of Internet Capital Group, Inc., a Delaware corporation ("ICG"), and each of them, as the sole and
                                      ---
exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms
                                          ------
of this Proxy. The Shares beneficially owned by the undersigned shareholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Shareholder Agreement of even date herewith by and between ICG and the undersigned shareholder (the "Shareholder Agreement"), and is granted in consideration of
                  ---------------------
ICG entering into that certain Recapitalization and Exchange Offer Agreement and Agreement and Plan of Reorganization (the "Reorganization Agreement"), between
                                           ------------------------
ICG and the Company. The Reorganization Agreement provides for the Recapitalization and an exchange offer by ICG to holders of shares of Series B Preferred Stock of the Company (the "Offer"). As used herein, the term
                                     -----
"Expiration Date" shall mean the earlier to occur of (i) such date and time as
----------------
the Reorganization Agreement shall have been validly terminated pursuant to
Article 8 thereof or (ii) such date and time as the Offer shall be effected in accordance with the terms and provisions of the Reorganization Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of shareholders of the Company and in every written consent in lieu of such meeting in favor of approval of the Recapitalization and in favor of each of the other actions contemplated by the Reorganization Agreement, and against any matter the approval of which might reasonably be expected to delay or hinder the Recapitalization or the Offer.

     The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.


Dated: March __, 2000

                                        SHAREHOLDER

                                        ____________________________________

                                        By: __________________________________
                                            Signature

                                        Name: ________________________________

                                        Shares beneficially owned:

                                        ______________ shares of Company
                                        Common Stock

                                        ______________ shares of Company Common
                                        Stock issuable upon exercise of
                                        outstanding options

                                        ______________ shares of Preferred

                                        ______________ shares of Preferred
                                        issuable upon exercise of outstanding
                                        warrants

                     [Signature Page to Irrevocable Proxy]

                                   EXHIBIT B
                                   ---------

                         FORM OF AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                            RIGHTWORKS CORPORATION


                                   ARTICLE I

     The name of this corporation is RightWorks Corporation.

                                  ARTICLE II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

     (A)  Classes of Stock; Conversion of Stock
          -------------------------------------

     1.   Classes of Stock. This corporation is authorized to issue two classes
          ----------------
of stock to be designated, respectively, "Common Stock" and "Preferred Stock," each of which shall have $.001 par value. The total number of shares which this corporation is authorized to issue is ____________, of which ____________ shares shall be Common Stock, of which ______ shares of Common Stock will be designated "Class A Common Stock" and ________ shares of Common Stock will be designated "Class B Common Stock," and ____________ shares shall be Preferred Stock, of which _______ shares of Preferred Stock will be designated "Series A Preferred Stock" and _____ shares of Preferred Stock will be designated "Series B Preferred Stock."

     2.   Conversion of Stock. Upon the effectiveness of these amended and
          -------------------
restated Articles of Incorporation, each outstanding share of Common Stock of the corporation will automatically be converted, without any further action on the part of the holder thereof, into one share of Class A Common Stock. Upon the effectiveness of these amended and restated Articles of Incorporation, each outstanding share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock of the corporation will automatically be converted, without any further action on the part of the holder thereof, into one-fifth (1/5) of one share of Series B Preferred Stock. Upon effectiveness of these Amended and Restated Articles of Incorporation, each outstanding share of Series H Preferred Stock, Series H-1 Preferred Stock and Series I Preferred Stock of the corporation will automatically be converted, without any further action on the part of the holder thereof, into one (1) share of Series B Preferred Stock.

     (B)  Common Stock. The Board of Directors of the corporation may authorize
          ------------
the issuance of shares of Class A Common Stock and shares of Class B Common Stock from time to time. Shares of Common Stock that are redeemed, purchased or otherwise acquired by the corporation may be reissued except as otherwise provided by law. The Board of Directors shall have no power to alter the rights with respect to Class A Common Stock or Class B Common Stock.

     1.   Dividend Rights. Subject to the preferences applicable to Preferred
          ---------------
Stock outstanding at any time, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the corporation legally available therefor, provided that the holders of shares of Class A Common Stock and shares of Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends, subject to the limitations described below. If dividends or other distributions are declared that are payable in shares of Class A Common Stock or shares of Class B Common Stock, including distributions pursuant to stock subdivisions or combinations of Class A Common Stock or Class B Common Stock which occur after the first date upon which the corporation has issued shares of both Class A Common Stock and Class B Common Stock, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock. If the corporation shall in any manner subdivide or combine the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such series of Common Stock shall be proportionately subdivided or combined in the same manner and on the same basis as the outstanding shares of Class A Common Stock or Class B Common Stock, whichever have been subdivided or combined.

     2.   Voting Rights. The holders of shares of Class A Common Stock and of
          -------------
Class B Common Stock shall have the following voting rights:

          (a) Each share of Class A Common Stock shall entitle the holder thereof to one (1) vote on all matters submitted to a vote of the shareholders of the corporation.

          (b) Each share of Class B Common Stock shall entitle the holder thereof to _____ (__) votes on all matters submitted to a vote of the shareholders of the corporation.

          (c) The holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the corporation, except as otherwise required by applicable law.

     3.   Conversion of Class B Common Stock.
          ----------------------------------

          (a) At any time after the fifth (5th) anniversary of the effectiveness of these amended and restated Articles of Incorporation (the "Class B Convertibility Date"), each share of Class B Common Stock, at the option of its holder, may at any time be converted into one (1) fully paid and nonassessable share of Class A Common Stock. Such right shall be exercised by the surrender of the certificate representing such share of Class B Common Stock to be converted to the corporation at any time during normal business hours at the principal executive offices of the corporation or at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the corporation and to the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Section 3(d).

          (b) If the beneficial ownership (as determined under Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of any share of Class B Common Stock is initially or changes, voluntarily or involuntarily, such that at any time after the Class B Convertibility Date, Rain, or an affiliate of Rain, is not the beneficial owner of such share, then such share of Class B Common Stock shall thereupon be converted automatically into one (1) fully paid and nonassessable share of Class A Common Stock. A determination by the Secretary of the corporation that a share's beneficial ownership requires conversion under this paragraph shall be conclusive. Upon making such determination, the Secretary of the corporation shall promptly request of the holder of record of such share that such holder promptly deliver, and such holder shall promptly deliver, the certificate representing such share to the corporation for documentation of such conversion, together with instruments of transfer, in form satisfactory to the corporation and Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to Section 3(d) of this Article.

          (c) As promptly as practicable following the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in paragraph (a) of this Section 3 and the payment in cash of any amount required by the provisions of Section 3(d) of this Article III(B), the corporation will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of full shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. In the case of a conversion under Section 3(a) of this
Article III(B), such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class B Common Stock. Upon the date any conversion under
Section 3(a) is made, all rights of the holder of such shares as such holder shall cease, and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock; provided, however, that any such surrender and payment on any date when the stock transfer books of the corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which stock transfer books are open.

          (d) The corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares of Class B Common Stock, provided that nothing contained herein shall be construed to preclude the corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of purchased shares of Class A Common Stock that are held in the treasury of the corporation. The corporation covenants that if any shares of Class A Common Stock required to be reserved for purposes of conversion hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the corporation will cause such shares to be duly registered or approved, as the case may be. The corporation will endeavor to list the shares of Class A Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange or automated quotation system upon which the outstanding Class A Common Stock is listed at the time of such delivery. The corporation covenants that all shares of Class A Common Stock that shall be issued upon conversion of the shares of fully paid and nonassessable Class B Common Stock will, upon issue, be fully paid and nonassessable.

          (e) The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, then the person or persons requesting the issuance thereof shall pay to the corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the corporation that such tax has been paid.

     4.   Liquidation Rights. Upon the liquidation, dissolution or winding up of
          ------------------
the corporation, the assets of the corporation shall be distributed as provided in Section 3 of Article III(C).

     5.   Redemption. The Common Stock is not redeemable.
          ----------

     6.   Residual Rights. All rights accruing to the outstanding shares of the
          ---------------
corporation not expressly provided for to the contrary herein or by law shall be vested in the Common Stock.

     (C)  Rights, Preferences and Restrictions of Preferred Stock. The Preferred
          -------------------------------------------------------
Stock authorized by these Articles of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock and Series B Preferred Stock are as set forth below in this Article III(C). The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or the corporation's Articles of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock (other than the Series B Preferred Stock). Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series B Preferred Stock), prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     1.   Definitions. As used herein, the following terms shall have the
          -----------
following definitions:

          (a)  "Series A Stock" means the Series A Preferred Stock of this
                --------------
corporation.

          (b)  "Series B Stock" means the Series B Preferred Stock of this
                --------------
corporation.

          (c)  "Liquidation Preference" means $______ per share for each share
                ----------------------
of Series A Stock, plus all declared and unpaid dividends thereon and $______ per share for each share of Series B Stock, plus all declared and unpaid dividends thereon.

          (d)  "Original Issue Price" means $______ per share for the Series A
                --------------------
Stock and $_____ per share for the Series B Stock.

     2.   Dividend Provisions.
          -------------------

          (a)  Series A Stock and Series B Stock. In each calendar year the
               ---------------------------------
holders of Series A Stock and the holders of Series B Stock shall be entitled to receive dividends at the rate of $_____ per share of Series A Stock and $________ per share of Series B Stock, payable when, as and if declared by the Board of Directors, out of any assets of this corporation legally available therefore, pari passu with one another and prior and in preference to any declaration or payment of any dividend (other than a dividend payable in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation in such calendar year. Such dividends shall not be cumulative. If the funds thus distributed by dividend among the holders of the Series A Stock and Series B Stock shall be insufficient to permit the payment to such holders of the full aforesaid dividend amounts, then the entire dividend amount thus distributed shall be distributed ratably among the holders of the Series A Stock and Series B Stock in proportion to the full aforesaid dividend amounts to which each such holder is entitled.

          (b)  Series A Stock, Series B Stock and Common Stock. After payment in
               -----------------------------------------------
any calendar year of a dividend to the holders of Series A Stock in an amount equal to $______ per share and to holders of Series B Stock in an amount equal to $_____ per share, the holders of shares of Series A Stock, Series B Stock and Common Stock shall participate on a pro rata basis, based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Stock and Series B Stock into Common Stock on the terms set forth herein), in the receipt of any additional dividends declared or paid in such calendar year (other than a dividend payable in Common Stock or other securities or rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation).

     3.   Liquidation Preference.
          ----------------------


          (a)  Series A Stock and Series B Stock. In the event of any
               ---------------------------------
liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of the Series A Stock and the holders of Series B Stock shall be entitled to receive, pari passu with one another and prior and in preference to any distribution in such liquidation, dissolution or winding up of any of the assets of this corporation to the holders of the Common Stock by reason of their ownership thereof, an amount per share equal to the Liquidation Preference of the Series A Stock for each outstanding share of Series A Stock and an amount per share equal to the Liquidation Preference of the Series B Stock for each outstanding share of Series B Stock. If upon the occurrence of any such distribution, the assets and funds of this corporation thus distributed among the holders of the Series A Stock and Series B Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this corporation legally available for distribution shall be distributed among the holders of the Series A Stock and Series B Stock in proportion to the full aforesaid preferential amounts to which each such holder of Series A Stock and each such holder of Series B Stock is entitled.


          (b)  Common Stock. After the distribution described in Article
               ------------
III(C)3(a) hereof has been paid, then the remaining assets of this corporation available for distribution to shareholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

          (c)  Consolidation, Merger, Etc. A consolidation or merger of this
               --------------------------
corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of this corporation, or the effectuation by this corporation of a transaction or series of related transactions in which more than 50% of the voting power of this corporation is disposed of, shall each be deemed to be a liquidation, dissolution or winding up within the meaning of this Article III(C)3.

               (i) The corporation shall give each holder of record of Series A Stock and each holder of record of Series B Stock written notice of any such impending transaction not later than ten (10) days prior to the shareholder meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction whichever notice date is earlier, and shall also notify such holders in writing of the final approval of such transaction.

     4.   Conversion. The holders of the Series A Stock and Series B Stock
          ----------
shall have conversion rights as follows (the "Conversion Rights"):

          (a)  Right to Convert; Automatic Conversion.
               --------------------------------------

               (i) Series A Stock. Subject to Article III(C)4(c) hereof,
                   --------------
each share of Series A Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for the Series A Stock, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing the Original Issue Price for the Series A Stock by the then-effective Conversion Price for the Series A Stock (the "Series A Conversion Rate"). The Conversion Price per share for shares of Series A Stock shall be $_____.

               Each share of Series A Stock shall automatically be converted into shares of Class A Common Stock at the then effective Series A Conversion Rate (a) immediately prior to the closing of the first sale by this corporation of shares of its Common Stock in a firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended, at a public offering price (before deduction of underwriters' discounts and commissions) of at least $_____ per share (as adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and at least $____________ in the aggregate or (b) upon the written consent of holders of 66.67% of the then outstanding Series A Stock voting together as a separate class.

               (ii) Series B Stock. Subject to Article III(C)4(c) hereof, each
                    --------------
share of Series B Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for the Series B Stock, into such number of fully paid and nonassessable shares of Class B Common Stock as is determined by dividing the Original Issue Price for the Series B Stock by the then-effective Conversion Price for the Series B Stock (the "Series B Conversion Rate") or, at the option of the holder thereof, on a one-to-one basis into fully paid and nonassessable shares of Series A Stock. The Conversion Price per share for shares of Series B Stock shall be $_____.

               Each share of Series B Stock shall automatically be converted into shares of Class B Common Stock at the then effective Series B Conversion Rate (a) immediately prior to the closing of the first sale by this corporation of shares of its Common Stock in a firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended, at a public offering price (before deduction of underwriters' discounts and commissions) of at least $_____ per share (as adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and at least $____________ in the aggregate or
(b) upon the written consent of holders of 66.67% of the then outstanding Series B Stock voting together as a separate class.


          (b)  Automatic Conversion Based Upon Beneficial Ownership. If the
               ----------------------------------------------------
beneficial ownership (as determined under Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of any share of Series B Stock is initially or changes, voluntarily or involuntarily, such that, at any time after the Class B Convertibility Date, Rain, or an affiliate of Rain, is not the beneficial owner of such share, then such share of Series B Stock shall thereupon be converted automatically into one
(1) fully paid and nonassessable share of Series A Stock. A determination by the Secretary of the corporation that a share's beneficial ownership requires conversion under this paragraph shall be conclusive. Upon making such determination, the Secretary of the corporation shall promptly request of the holder of record of such share that such holder promptly deliver, and such holder shall promptly deliver, the certificate representing such share to the corporation for documentation of such conversion, together with instruments of transfer, in form satisfactory to the corporation and Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to Section 3(d) of this Article.

          (c)  Mechanics of Conversion. Before any holder of Series A Stock
               -----------------------
shall be entitled to convert the same into shares of Class A Common Stock and before any holder of Series B Stock shall be entitled to convert the same into shares of Class B Common Stock or Series A Stock, such holder shall surrender the certificate or certificates therefore, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Stock or Series B Stock, as applicable, and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock or Class B Common Stock or Series A Stock issuable upon such conversion are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, the new certificate or certificates. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares to be converted, and the person or persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Stock or Series B Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Class A Common Stock or Class B Common Stock issuable upon such conversion of the Series A Stock or Series B Stock shall not be deemed to have converted such Series A Stock or Series B Stock until immediately prior to the closing of such sale of securities.


          (d)  Conversion Price Adjustments of Series A Stock and Series B
               -----------------------------------------------------------
Stock. The Conversion Price of the Series A Stock and Series B Stock shall be
-----
subject to adjustment from time to time as follows:


               (i) In the event this corporation at any time or from time to time fixes a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents")
                                                    ------------------------
without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the then-effective Conversion Price of the Series A Stock shall be appropriately decreased so that the number of shares of Class A Common Stock issuable on conversion of each share of Series A Stock shall be increased in proportion to such increase in the aggregate numbers of shares of Class A Common Stock outstanding and those issuable with respect to such Common Stock Equivalents, with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Article III(C)4(c)(i)(D) hereof, unless concurrently with the foregoing split or subdivision of the outstanding shares of Common Stock, the outstanding Series A Stock is also similarly split or subdivided.

               (ii) In the event this corporation at any time or from time to time fixes a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents")
                                                    ------------------------
without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the then-effective Conversion Price of the Series B Stock shall be appropriately decreased so that the number of shares of Class B Common Stock issuable on conversion of each share of Series B Stock shall be increased in proportion to such increase in the aggregate numbers of shares of Class B Common Stock outstanding and those issuable with respect to such Common Stock Equivalents, with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Article III(C)4(c)(i)(D) hereof, unless concurrently with the foregoing split or subdivision of the outstanding shares of Common Stock, the outstanding Series B Stock is also similarly split or subdivided.

               (iii) If the number of shares of Class A Common Stock outstanding at any time is decreased by a combination of the outstanding shares of Class A Common Stock, then, following the record date of such combination, the then-effective Conversion Price for the Series A Stock shall be appropriately increased so that the number of shares of Class A Common Stock issuable on conversion of each share of Series A Stock shall be decreased in proportion to such decrease in the outstanding shares of Class A Common Stock, unless concurrently with the foregoing combination of the outstanding shares of Class A Common Stock, the outstanding Series A Stock is also similarly combined.

               (iv) If the number of shares of Class B Common Stock outstanding at any time is decreased by a combination of the outstanding shares of Class B Common Stock, then, following the record date of such combination, the then-effective Conversion Price for the Series B Stock shall be appropriately increased so that the number of shares of Class B Common Stock issuable on conversion of each share of Series B Stock shall be decreased in proportion to such decrease in the outstanding shares of Class B Common Stock, unless concurrently with the foregoing combination of the outstanding shares of Class B Common Stock, the outstanding Series B Stock is also similarly combined.

               (v)  Other Distributions. In the event this corporation shall
                    -------------------
declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Article III(C)4(c)(iii) hereof, then, in each such case for the purpose of Article III(C)4(d) hereof, the holders of Series A Stock or Series B Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Series A Stock or Series B Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.


          (e)  Recapitalization. If at any time or from time to time there shall
               ----------------
be a recapitalization of the Common Stock (other than a subdivision, combination or consolidation, merger or sale of assets transaction provided for in Article III(C)3 hereof), provision shall be made so that each holder of Series A Stock and each holder of Series B stock shall thereafter be entitled to receive, upon conversion of Series A Stock or Series B Stock, the number of shares of stock or other securities or property of this corporation or otherwise, receivable upon such recapitalization by a holder of the number of shares of Common Stock into which such shares of Series A Stock or Series B Stock could have been converted immediately prior to such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article III(C)4 with respect to the rights of the holders of the Series A Stock and Series B Stock after the recapitalization to the end that the provisions of this Article III(C)4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (f)  No Impairment. This corporation will not, by amendment of its
               -------------
Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Article III(C)4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Stock and Series B Stock against impairment.

          (g)  No Fractional Shares. No fractional shares shall be issued upon
               --------------------
conversion of the Series A Stock or Series B Stock, and the number of shares of Class A Common Stock, Class B Common Stock or Series A Stock to be issued shall be rounded down to the nearest whole share, and there shall be no payment, for any such rounded fractional share. Whether or not fractional shares result from such conversion shall be determined on the basis of the total number of shares of Series A Stock and the total number of shares of Series B Stock the holder is at the time converting and the number of shares issuable upon such aggregate conversion and the total number of shares of Series B Stock the holder is at the time converting.

          (h)  Certificate as to Adjustments. Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Conversion Price of Series A Stock or Series B Stock pursuant to this Article III(C)4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Stock and to each holder of Series B Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment,
(B) the Conversion Price at the time in effect, and (C) the number of shares of Class A Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Stock. This corporation shall, upon the written request at any time of any holder of Series B Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Class B Common Stock or Series A Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Stock.


          (i)  Notices of Record Date. In the event of any taking by this
               ----------------------
corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Stock and to each holder of Series B Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (j)  Reservation of Stock Issuable Upon Conversion.
               ---------------------------------------------

               (i)  Series A Stock. This corporation shall at all times reserve
                    --------------
and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, then in addition to such other remedies as shall be available to the holders of such Series A Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite approval of any necessary amendment to these articles.

               (ii) Series B Stock. This corporation shall at all times reserve
                    --------------
and keep available out of its authorized but unissued shares of Class B Common Stock and Series A Stock, solely for the purpose of effecting the conversion of the shares of the Series B Stock, such number of its shares of each of Class B Common Stock and Series A Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Stock; and if at any time the number of authorized but unissued shares of each of Class B Common Stock and Series A Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Stock, then in addition to such other remedies as shall be available to the holders of such Series B Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class B Common Stock and Series A Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite approval of any necessary amendment to these articles.


          (k)  Notices. Any notice required by the provisions of this Article
               -------
III(C)4 to be given to the holders of shares of Series A Stock or Series B Stock shall be deemed given if sent by facsimile, by telex, or if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of this corporation.

     5.   Voting Rights.
          -------------

               (i)  Series A Stock. The holder of each share of Series A Stock
                    --------------
shall have the right to one vote for each share of Class A Common Stock into which such Series A Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded down to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Class A Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the Bylaws of this corporation and applicable law, and shall be entitled to vote, together with holders of Class A Common Stock, with respect to any question upon which holders of Class A Common Stock have the right to vote.

               (ii) Series B Stock. The holder of each share of Series B Stock
                    --------------
shall have the right to the same number of votes as could be cast by the share(s) of Class B Common Stock into which such Series B Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded down to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Class B Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the Bylaws of this corporation and applicable law, and shall be entitled to vote, together with holders of Class B Common Stock, with respect to any question upon which holders of Class B Common Stock have the right to vote.

     6.   Protective Provisions. So long as any shares of Series A Stock or
          ---------------------
Series B Stock are outstanding, and in addition to any other approval required by law, this corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the Series A Stock and Series B Stock voting together as a single class, instigate or consummate the following actions:

          (a)  Rights, Etc. of Series A Stock. Alter or change the rights,
               ------------------------------
preferences or privileges of the shares of Series A Stock or Series B Stock, whether by amendment of this corporation's Articles of Incorporation or otherwise;

          (b)  Increase in Authorized Series A Stock or Series B Stock. Increase
               -------------------------------------------------------
the authorized number of shares of Series A Stock or Series B Stock;

          (c)  Creation of New Stock. Create any new class or series of stock or
               ---------------------
any other debt or equity securities convertible into equity securities of this corporation or reclassify outstanding shares into shares (i) having a preference over, or being on a parity with, Series A Stock or Series B Stock with respect to voting, dividends, conversion or upon liquidation or dissolution of this corporation, or (ii) having rights similar to any of the rights of Series A Stock or Series B Stock under this Article III(C);

          (d)  Dividends, Distribution. Declare or pay any dividends on, or make
               -----------------------
any distributions with respect to, any shares of any equity security of any kind of this corporation, other than (A) dividends on Common Stock payable solely in Common Stock, and (B) dividends or distributions made in accordance with Article III(C)2 hereof;

          (e)  Repurchases. Repurchase or redeem any shares of Common Stock,
               -----------
Series A Stock, Series B Stock or Common Stock Equivalents of this corporation, other than for the original price per share paid for such shares pursuant to repurchase agreements entered into at the time of issuance of such shares to employees, directors or consultants; or

          (f)  Recapitalization. Recapitalize in any manner the capital stock of
               ----------------
this corporation.

     7.   Status of Converted Stock. In the event any shares of Series A Stock
          -------------------------
or Series B Stock are converted pursuant to Article III(C)4 hereof, the shares so converted shall be canceled, retired and eliminated and shall not be reissued by this corporation. The Articles of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation's authorized capital stock.

     8.   Repurchase of Shares. In connection with repurchases by this
          --------------------
corporation of shares of its Common Stock pursuant to agreements with certain of the holders thereof, each holder of Series A Stock and each holder of Series B Stock shall, by virtue of such holder's acceptance of a certificate evidencing Preferred Stock, be deemed to have consented to all such repurchases for purposes of Sections 502, 503 and 506 of the California General Corporation Law.

                                  ARTICLE IV

     (A)  Liability Limitation. The liability of the directors of this
          --------------------
corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     (B)  Indemnification. This corporation is authorized to provide
          ---------------
indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

                                   ARTICLE V

     The foregoing Amended and Restated Articles of Incorporation set forth herein have been duly approved by the Board of Directors of the corporation.

     The foregoing Amended and Restated Articles of Incorporation set forth herein have been duly approved by the required vote of the shareholders of the corporation in accordance with Section 902 and 903 of the California Corporations Code. The corporation has two classes of stock, and the number of outstanding shares is 4,521,330 shares of Common Stock and 79,086,774 shares of Preferred Stock, consisting of 3,000,000 shares of Series A Preferred Stock, 4,946,000 shares of Series B Preferred Stock, 9,139,485 shares of Series C Preferred Stock, 7,838,085 shares of Series D Preferred Stock, 12,700,370 shares of Series E Preferred Stock, 34,681,280 shares of Series F Preferred Stock, 935,616 shares of Series G Preferred Stock, 5,845,938 shares of Series H Preferred Stock and _______ shares of Series I Preferred Stock. The number of shares voting in favor of the amendment set forth herein equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock, more than 50% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock voting together as a single class, and more than 66 2/3% of the outstanding shares of Series F Preferred Stock and Series H Preferred Stock voting together as a separate class. There are no shares of Series H-1 Preferred Stock outstanding.

     The undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of her knowledge.

     Date: ____________, 2000


                                   ___________________________________________
                                   President, Chief Executive Officer and
                                   Secretary

                                   EXHIBIT C
                                   ---------

                   FORM OF OPINION OF COUNSEL TO THE COMPANY


We have acted as counsel for RightWorks Corporation, a California corporation (the "Company"), in connection with (i) that certain Recapitalization and Exchange Offer Agreement and Plan of Reorganization dated as of March __, 2000 (the "Reorganization Agreement") among Internet Capital Group, Inc., a Delaware corporation ("Parent"), Rain Acquisition Corp., a Delaware corporation ("Sub"), and the Company and (ii) that certain Stock Purchase Agreement dated as of March __, 2000 (the "Purchase Agreement") between Sub and the Company. We are rendering this opinion pursuant to Section 6.2(d) of the Reorganization Agreement. Capitalized terms used but not defined herein have the respective meanings given to them in the Reorganization Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Reorganization Agreement by the various parties and originals or copies, certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to our knowledge" or concerning an item "known to us" or "of which we are aware" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who have performed legal services for the Company with respect to the Reorganization Agreement and the transactions contemplated thereby, (ii) receipt of a certificate executed by an officer of the Company covering such matters and (iii) such other investigation, if any, that we specifically set forth herein; we advise you that
(a) that dockets of courts and administrative agencies have not been examined and (b) that constructive knowledge should not be implied.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Reorganization Agreement and Purchase Agreement), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that Parent and Sub have received all documents they were to receive under the Reorganization Agreement and Purchase Agreement; that each of the Reorganization Agreement and Purchase Agreement is an obligation binding upon Parent and/or Sub, as the case may be; that each of Parent and Sub has filed any required California franchise or income tax returns and paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Reorganization Agreement or the Purchase Agreement that would modify or interpret the terms of the Reorganization Agreement or the Purchase Agreement or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of California and the securities laws of the State of Pennsylvania. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. With respect to the securities laws of the State of Pennsylvania, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in unofficial compilations. Neither special rulings of such authorities nor opinions of counsel in said jurisdiction have been obtained. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities or to the sale or issuance thereof, or as to compliance with any antitrust law.

With regard to our opinion in paragraph 2 below, we have examined and relied upon a certificate executed by an officer of the Company to the effect that the consideration for all outstanding shares of capital stock of the Company was received by the Company in accordance with the provisions of the applicable Board of Directors resolutions and any plan or agreement relating to the issuance of such shares, and we have undertaken no independent verification with respect thereto. Additionally, with regard to our opinion in paragraph 2 below, with respect to shares of the Company's capital stock issued prior to October 12, 1999, we have relied upon an opinion issued on October 12, 1999 by Wilson Sonsini Goodrich & Rosati, Professional Corporation, to the purchasers of the Series H Preferred Stock of the Company.

With regard to our opinion in paragraph 5 below with respect to material defaults under any material agreement known to us, we have relied solely upon
(i) inquiries of officers of the Company, (ii) a list supplied to us by the Company, a copy of which is attached hereto as Exhibit A, of material agreements to which the Company is a party or by which it is bound, and (iii) an examination of the items on the aforementioned list; we have made no further investigation.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and, to our knowledge, except as set forth in the Company Disclosure Schedule, is duly qualified or licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Company Material Adverse Effect. The Company has all requisite corporate power and authority to own and operate its properties, to lease the properties it currently operates under lease, and to carry on its business as now being conducted.

     2. Immediately prior to the filing of the Amended and Restated Articles, the authorized capital stock of the Company consisted of 100,000,000 shares of Common Stock, of which _________ shares were issued and outstanding, and 87,276,219 shares of Preferred, of which 3,000,000 shares have been designated Series A Preferred Stock, 4,946,000 shares have been designated Series B Preferred Stock, 9,139,485 shares have been designated Series C Preferred Stock, 7,838,085 shares have been designated Series D Preferred Stock, 14,417,093 shares have been designated Series E Preferred Stock, 35,000,000 shares have been designated Series F Preferred Stock, 1,000,000 shares have been designated Series G Preferred Stock, 8,428,935 shares have been designated Series H Preferred Stock, 6,621 shares have been designated Series H-1 Preferred Stock, and 3,500,000 shares have been designated Series I Preferred Stock, of which 3,000,000; 4,946,000; 9,139,485; 7,838,085; 12,700,370; 34,681,280; 935,616;
5,845,938; 0; and 2,449,407 shares were issued and outstanding, respectively. To our knowledge, (i) there currently are options outstanding for the purchase of an aggregate of _________ shares of Company Common Stock under the Plan and options to purchase an additional _________ shares of Company Common Stock outstanding outside of the Plan and (ii), except as disclosed in Part 2.2 of the Company Disclosure Schedule, there currently are no other outstanding commitments to issue any shares of capital stock or voting securities of the Company. Except as disclosed in Part 2.2 of the Company Disclosure Schedule, all outstanding shares of the Company capital stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of the Company or, to our knowledge, any agreement to which the Company is a party or by which it is bound, other than rights which have been waived. To our knowledge, except as disclosed in Part 2.2 of the Company Disclosure Schedule and except for the rights created pursuant to the Reorganization Agreement and the Purchase Agreement, there are no other options, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Company.

     3. The Company has all requisite corporate power and authority to enter into the Reorganization Agreement and the Purchase Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Reorganization Agreement and the Purchase Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate actions and proceedings on the part of the Company and the Shareholders. The Reorganization Agreement and the Purchase Agreement have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

     4. To our knowledge, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by the Company in connection with the execution and delivery of the Reorganization Agreement or the Purchase Agreement or the consummation of the transactions contemplated thereby other than (i) the filing of the Amended and Restated Articles with the Secretary of State of the State of California, (ii) the filing of a Notice of Transaction pursuant to Section 25102(f) of the California Corporate Securities Law of 1968 and any filing which may be required in the State of Pennsylvania, (iii) the filing of a Form D pursuant to Regulation D promulgated under the Securities Act of 1933, as amended, and (iv) as set forth in the Company Disclosure Schedule.

     5. To our knowledge, there is no action, suit, proceeding, claim or investigation pending or overtly threatened against the Company, its properties or any of its officers or directors (in their capacities as such) which is not disclosed in the Company Disclosure Schedule, nor to our knowledge is there any action, suit, proceeding, claim or investigation pending or overtly threatened against the Company, its properties or any of its officers or directors (in their capacities as such) which challenges or seeks to enjoin, alter or materially delay any of the transactions contemplated by the Reorganization Agreement and the Purchase Agreement.

     6. Except for such filings, notices, permits, consents and approvals as have been made, given or obtained, the execution, delivery and performance of the Reorganization Agreement and Purchase Agreement by the Company will not: (i) violate any provision of the Articles of Incorporation or Bylaws of the Company;
(ii) violate any law, ordinance or regulation or, to our knowledge, any order, judgment, injunction, decree or other requirement of any court, arbitrator or of any governmental or regulatory body applicable to the Company; (iii) except as set forth in paragraph 4 above, require any filing with, notice to or permit, consent or approval of any governmental or regulatory body; (iv) to our knowledge, result in the creation of any lien or other encumbrance on the assets or properties of the Company; or (v) except as disclosed in the Company Disclosure Schedule, constitute a material default under the provisions of any material agreement known to us to which the Company is a party or by which it is bound, excluding from the foregoing clauses (ii), (iii), (iv) and (v) any exceptions to the foregoing that, in the aggregate, would not have a Company Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated by the Reorganization Agreement and the Purchase Agreement.


This opinion is intended solely for your benefit and is not to be made available to anyone (other than an employee or representative of Internet Capital Group, Inc.) or be relied upon by any other person, firm, or entity without our prior written consent.

                                   Exhibit A

1. Subordinated Loan Security Agreement June 25, 1999 between Comdisco, Inc. and the Company.

2. Software Development Agreement dated February 22, 1999 and a Patent Assignment and Software License Agreement dated February 22, 1999 between Silicon Graphics, Inc. and the Company.

3. Hosted Portal Use License Agreement between Silicon Valley Bank and the Company, dated December 31, 1999.

4. Hosted Portal License Agreement between FacilityPro.com and the Company, dated December 30, 1999.

5. Hosted Portal License Agreement between Hotelworks and the Company, dated January 21, 2000.

6. Hosted Portal Software License Agreement between Bank One, NA e-Solutions and the Company, dated March 1, 2000.

7. Portal Software License Agreement between ShopNow.com and the Company, dated January 21, 2000.

8. Portal Software License Agreement between Embion, Inc. and the Company, dated February 23, 2000.

9. Software License Agreement between Computer Sciences Corporation and the Company, dated December 28, 1999.

10. Software License and Distribution Agreement between Commerce One and the Company, dated December 16, 1999.

11. Software License Agreement between Fujitsu Computer Products of America and the Company, dated June 8, 1998.

12. Software License and Maintenance Agreement between Dynegy Inc. and the Company, dated March 31, 1999.

13. Enterprise License Agreement between Applied Materials and the Company, dated April 27, 1998.

14. Subscription and Distribution Agreement between Commerce One, Inc. and the Company, dated December 16, 1999.

15. Joint Marketing, Licensing and Content Provider Agreement between InfoSpace.com, Inc. and the Company, dated December 20, 1999.

16. Software Agreement between Norwest Services, Inc. and the Company, dated July 28, 1999.

17. Restricted Use License Agreement between RoweCom Inc. and the Company, dated March 26, 1999.

18. Software Agreement between Norwest Services, Inc. and the Company, dated July 28, 1999.

19. Software Evaluation Agreement between E-TEK Dynamics and the Company, dated April 23, 1998.

20.  Employment Agreement dated March __, 2000 between the Company and Vani
     Kola.

21. Consulting Agreement between Russ Bohart and the Company, dated October 1, 1999.

22. Engineering Services Agreement between INFOSYSTEMS America Inc. and the Company, dated July 13, 1999.

23. Consulting Partnership Agreement between Cybercom Partners, Inc. and the Company, dated February 8, 1996.

24. Strategic Alliance Memorandum of Understanding between FASTXchange Inc. and the Company, dated August 6, 1999.

25. Alliance Partner Memorandum of Understanding between Harbinger Corporation and the Company, dated March 1999.

26. Joint Referral Agreement between Harbinger Corporation and the Company, dated May 12, 1999.

27. Joint Catalog Access Agreement between Online Office Supplies and the Company, dated February 28, 2000.

28. Joint Catalog Access Agreement between Office Depot and the Company, dated February 25, 2000.

29. Joint Catalog Access Agreement between Adecco and the Company, dated February 10, 2000.

30. Joint Catalog Access Agreement between Boise Cascade Office Products Corporation and the Company, dated March 2, 2000.

31. Joint Catalog Access Agreement between Wiznet, Inc. and the Company, dated March 2, 2000.

32. Joint Catalog Access Agreement between Polyphasic, Inc. and the Company, dated March 1, 2000.

33. Software Evaluation Agreement between webMethods, Inc. and the Company, dated February 15, 2000.

34. Master Services Agreement between Exodus and the Company, dated August 26, 1999.

35. Value Added Reseller Agreement between i2 Technologies, Inc. and the Company, dated October 8, 1999.

36. Value Added Reseller Agreement between Aspect Development, Inc. and the Company, dated December 29, 1999.

37. Value Added Reseller Agreement between VerticalNet, Inc. and the Company, dated January 24, 1999.

38.  Agreement with Broadview International LLC dated February 7, 2000.